                                                                    EXHIBIT 10.3





                      PROTOTYPE DEFINED CONTRIBUTION PLAN
                          AND TRUST/CUSTODIAL ACCOUNT


                                  SPONSORED BY


                        THIRD NATIONAL BANK IN NASHVILLE


                              BASIC PLAN DOCUMENT





                                                                       JULY 1994




COPYRIGHT 1994

This document is copyrighted under the laws of the United States. Its use, duplication or reproduction, including the use of electronic means, is prohibited by law without the express consent of the author.

                               TABLE OF CONTENTS

PARAGRAPH                                                                  PAGE
---------                                                                  ----
                                   ARTICLE I
                                  DEFINITIONS

   1.1        Actual Deferral Percentage [For The ADP
                Or 401(k) Test]                                            1
   1.2        Adoption Agreement                                           1
   1.3        Aggregate Limit                                              2
   1.4        Annual Additions                                             2
   1.5        Annuity Starting Date                                        2
   1.6        Applicable Calendar Year                                     2
   1.7        Applicable Life Expectancy                                   3
   1.8        Average Contribution Percentage [The ACP
                For The 401(m) Test]                                       3
   1.9        Average Deferral Percentage [The ADP
                For The 401(k) Test]                                       3
   1.10       Break In Service                                             3
   1.11       Code                                                         3
   1.12       Compensation                                                 3
   1.13       Contribution Percentage [For The ACP
                Or 401(m) Test]                                            5
   1.14       Custodian                                                    6
   1.15       Defined Benefit Plan                                         6
   1.16       Defined Benefit (Plan) Fraction                              6
   1.17       Defined Contribution Dollar Limitation                       6
   1.18       Defined Contribution Plan                                    7
   1.19       Defined Contribution (Plan) Fraction                         7
   1.20       Designated Beneficiary                                       7
   1.21       Direct Rollover                                              7
   1.22       Direct Rollover Of Benefits                                  7
   1.23       Disability                                                   8
   1.24       Distribution Calendar Year                                   8
   1.25       Early Retirement Age                                         8
   1.26       Earned Income                                                8
   1.27       Effective Date                                               8
   1.28       Election Period                                              8
   1.29       Elective Deferral                                            8
   1.30       Eligible Participant                                         9
   1.31       Eligible Retirement Plan                                     9
   1.32       Eligible Rollover Distribution                               9
   1.33       Employee                                                     9
   1.34       Employer                                                     9
   1.35       Entry Date                                                  10
   1.36       Excess Aggregate Contributions [ACP Or
                401(m) Test]                                              10
   1.37       Excess Amount (415 Limits) Or
                Excess Annual Additions                                   11
   1.38       Excess Contribution [ADP Or 401(k) Test]                    11

   1.39       Excess Elective Deferrals ($7,000 as Indexed)               11
   1.40       Family Member                                               11
   1.41       First Distribution Calendar Year                            11
   1.42       Fund                                                        11
   1.43       Hardship                                                    11
   1.44       Highest Average Compensation                                11
   1.45       Highly Compensated Employee                                 11
   1.46       Hour Of Service                                             12
   1.47       Key Employee                                                14
   1.48       Leased Employee                                             14
   1.49       Limitation Year                                             14
   1.50       Master Or Prototype Plan                                    14
   1.51       Matching Contribution                                       14
   1.52       Maximum Permissible Amount                                  14
   1.53       Net Profit                                                  15
   1.54       Normal Retirement Age                                       15
   1.55       Owner-Employee                                              15
   1.56       Paired Plans                                                15
   1.57       Participant                                                 15
   1.58       Participant's Benefit                                       15
   1.59       Permissive Aggregation Group                                15
   1.60       Plan                                                        15
   1.61       Plan Administrator                                          15
   1.62       Plan Year                                                   15
   1.63       Present Value                                               16
   1.64       Projected Annual Benefit                                    16
   1.65       Qualified Deferred Compensation Plan                        16
   1.66       Qualified Domestic Relations Order (QDRO)                   16
   1.67       Qualified Early Retirement Age                              16
   1.68       Qualified Joint And Survivor Annuity                        16
   1.69       Qualified Matching Contribution                             16
   1.70       Qualified Non-Elective Contributions                        17
   1.71       Qualified Voluntary Contribution                            17
   1.72       Required Aggregation Group                                  17
   1.73       Required Beginning Date                                     17
   1.74       Rollover Contribution                                       17
   1.75       Salary Savings Agreement                                    17
   1.76       Self-Employed Individual                                    17
   1.77       Service                                                     17
   1.78       Shareholder Employee                                        17
   1.79       Simplified Employee Pension Plan                            17
   1.80       Sponsor                                                     17
   1.81       Spouse (Surviving Spouse)                                   18
   1.82       Super Top-Heavy Plan                                        18
   1.83       Taxable Wage Base                                           18
   1.84       Top-Heavy Determination Date                                18
   1.85       Top-Heavy Plan                                              18
   1.86       Top-Heavy Ratio                                             18
   1.87       Top-Paid Group                                              19
   1.88       Transfer Contribution                                       20
   1.89       Trustee                                                     20
   1.90       Valuation Date                                              20
   1.91       Valuation Period                                            20
   1.92       Vested Account Balance                                      20
   1.93       Voluntary Contribution                                      20
   1.94       Welfare Benefit Fund                                        21
   1.95       Year Of Service                                             21

                                   ARTICLE II
                            ELIGIBILITY REQUIREMENTS

   2.1        Participation                                               22
   2.2        Change In Classification Of Employment                      22
   2.3        Computation Period                                          22
   2.4        Employment Rights                                           23
   2.5        Service With Controlled Groups                              23
   2.6        Owner-Employees                                             23
   2.7        Leased Employees                                            23
   2.8        Thrift Plans                                                24


                                  ARTICLE III
                             EMPLOYER CONTRIBUTIONS

   3.1        Amount                                                      25
   3.2        Expenses And Fees                                           25
   3.3        Responsibility For Contributions                            25
   3.4        Return Of Contributions                                     25


                                   ARTICLE IV
                             EMPLOYEE CONTRIBUTIONS

   4.1        Voluntary Contributions                                     26
   4.2        Qualified Voluntary Contributions                           26
   4.3        Rollover Contribution                                       26
   4.4        Transfer Contribution                                       27
   4.5        Employer Approval Of
                Transfer Contributions                                    27
   4.6        Salary Savings Contributions
                (Elective Deferrals)                                      28
   4.7        Required Voluntary Contributions                            28
   4.8        Direct Rollover Of Benefits                                 29
   4.9        Special Rules For Direct Rollovers                          29


                                   ARTICLE V
                              PARTICIPANT ACCOUNTS

   5.1        Separate Accounts                                           31
   5.2        Adjustments To Participant Accounts                         31
   5.3        Allocating Employer Contributions                           32
   5.4        Allocating Investment Earnings And Losses                   32
   5.5        Participant Statements                                      33


                                   ARTICLE VI
                     RETIREMENT BENEFITS AND DISTRIBUTIONS

   6.1        Normal Retirement Benefits                                  34
   6.2        Early Retirement Benefits                                   34
   6.3        Benefits On Termination Of Employment                       34
   6.4        Restrictions On Immediate Distributions                     36
   6.5        Normal Form Of Payment                                      37
   6.6        Commencement Of Benefits                                    37

   6.7        Claims Procedures                                           38
   6.8        In-Service Withdrawals                                      38
   6.9        Hardship Withdrawals                                        40
   6.10       Previous Distribution Options                               41


                                  ARTICLE VII
                           DISTRIBUTION REQUIREMENTS

   7.1        Joint And Survivor Annuity Requirements                     42
   7.2        Minimum Distribution Requirements                           42
   7.3        Limits On Distribution Periods                              42
   7.4        Required Distributions On Or After The
                Required Beginning Date                                   42
   7.5        Required Beginning Date                                     43
   7.6        Transitional Rule                                           44
   7.7        Designation Of Beneficiary For Death Benefit                46
   7.8        Nonexistence Of Beneficiary                                 46
   7.9        Distribution Beginning Before Death                         46
   7.10       Distribution Beginning After Death                          46
   7.11       Distribution Of Excess Elective Deferrals                   47
   7.12       Distributions Of Excess Contributions
                (ADP Amounts)                                             48
   7.13       Distribution Of Excess Aggregate Contributions
                (ACP Amounts)                                             48


                                  ARTICLE VIII
                    JOINT AND SURVIVOR ANNUITY REQUIREMENTS

   8.1        Applicability Of Provisions                                 50
   8.2        Payment Of Qualified Joint And Survivor
                Annuity                                                   50
   8.3        Payment of Qualified Pre-Retirement
                Survivor Annuity                                          50
   8.4        Qualified Election                                          50
   8.5        Notice Requirements For Qualified Joint
                And Survivor Annuity                                      51
   8.6        Notice Requirements For Qualified Pre-
                Retirement Survivor Annuity                               51
   8.7        Special Safe-Harbor Exception For
                Certain Profit-Sharing Plans                              52
   8.8        Transitional Joint And Survivor
                Annuity Rules                                             53
   8.9        Automatic Joint And Survivor Annuity
                And Early Survivor Annuity                                53
   8.10       Annuity Contracts                                           54


                                   ARTICLE IX
                                    VESTING

   9.1        Employee Contributions                                      55
   9.2        Employer Contributions                                      55
   9.3        Computation Period                                          55
   9.4        Requalification Prior To Five Consecutive
                One-Year Breaks In Service                                55

   9.5        Requalification After Five Consecutive
                One-Year Breaks In Service                                55
   9.6        Calculating Vested Interest                                 56
   9.7        Forfeitures                                                 56
   9.8        Amendment Of Vesting Schedule                               56
   9.9        Service With Controlled Groups                              57


                                   ARTICLE X
                         LIMITATIONS ON ALLOCATIONS AND
                           ANTIDISCRIMINATION TESTING

   10.1       Participation Only In This Plan                             58
   10.2       Disposition Of Excess Annual Additions                      58
   10.3       Participation In This Plan And Another
                Prototype Defined Contribution Plan
                Welfare Benefit Fund Or Individual Medical
                Account Maintained By The Employer                        59
   10.4       Disposition Of Excess Annual Additions
                Under Two Plans                                           60
   10.5       Participation In This Plan And Another
                Defined Contribution Plan Which Is Not
                A Master Or Prototype Plan                                60
   10.6       Participation In This Plan And A Defined
                Benefit Plan                                              60
   10.7       Average Deferral Percentage
                [ADP Or 401(k)] Test                                      60
   10.8       Special Rules Relating To Application
                Of ADP Test                                               61
   10.9       Recharacterization                                          62
   10.10      Average Contribution Percentage [ACP or
                401(m) Test                                               62
   10.11      Special Rules Relating To Application
                Of ACP Test                                               63


                                   ARTICLE XI
                                 ADMINISTRATION

   11.1       Plan Administrator                                          65
   11.2       Trustee/Custodian                                           65
   11.3       Administrative Fees And Expenses                            66
   11.4       Division Of Duties And Indemnification                      66


                                  ARTICLE XII
                          TRUST FUND/CUSTODIAL ACCOUNT

   12.1       The Fund                                                    69
   12.2       Control Of Plan Assets                                      69
   12.3       Exclusive Benefit Rules                                     69
   12.4       Assignment And Alienation Of Benefits                       69
   12.5       Determination Of Qualified Domestic
                Relations Order (QDRO)                                    69

                                  ARTICLE XIII
                                  INVESTMENTS

   13.1       Fiduciary Standards                                         71
   13.2       Funding Arrangement                                         71
   13.3       Investment Alternatives Of The Trustee                      71
   13.4       Investment Alternatives Of The Custodian                    73
   13.5       Participant Loans                                           73
   13.6       Insurance Policies                                          75
   13.7       Employer Investment Direction                               77
   13.8       Employee Investment Direction                               77



                            ARTICLE XIV
                        TOP-HEAVY PROVISIONS


   14.1             Applicability Of Rules                                79
   14.2             Minimum Contribution                                  79
   14.3             Minimum Vesting                                       80
   14.4             Limitations On Allocations                            80



                             ARTICLE XV
                     AMENDMENT AND TERMINATION


   15.1             Amendment By Sponsor                                  81
   15.2             Amendment By Employer                                 81
   15.3             Termination                                           81
   15.4             Qualification Of Employer's Plan                      82
   15.5             Mergers And Consolidations                            82
   15.6             Resignation And Removal                               82
   15.7             Qualification Of Prototype                            83



                            ARTICLE XVI
                           GOVERNING LAW                                  84

                   PROTOTYPE DEFINED CONTRIBUTION PLAN AND
                           TRUST/CUSTODIAL ACCOUNT
                                 SPONSORED BY

                       THIRD NATIONAL BANK IN NASHVILLE

The Sponsor hereby establishes the following Prototype Retirement Plan and Trust/Custodial Account for use by those of its customers who qualify and wish to adopt a qualified retirement program. Any Plan and Trust/Custodial Account established hereunder shall be administered for the exclusive benefit of Participants and their beneficiaries under the following terms and conditions:

                                  ARTICLE I

                                 DEFINITIONS


1.1 ACTUAL DEFERRAL PERCENTAGE [FOR THE ADP OR 401(K) TEST] The ratio (expressed as a percentage and calculated separately for each Participant) of:

         (a)     the amount of Employer contributions [as defined at (c) and
                 (d)] actually paid over to the Fund on behalf of such Participant for the Plan Year to

         (b) the Participant's Compensation which includes amounts for the period during which the Employee was eligible to participate or if otherwise selected by the Employer in the Adoption Agreement, Compensation may include Compensation for the entire Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

Employer contributions on behalf of any Participant shall include:

         (c) any Elective Deferrals made pursuant to the Participant's deferral election, including Excess Elective Deferrals, but excluding Elective Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals) or are returned as excess Annual Additions; and

         (d) at the election of the Employer, Qualified Non-Elective Contributions and Qualified Matching Contributions.

For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

1.2 ADOPTION AGREEMENT The document attached to this Plan by which an Employer elects to establish a qualified retirement plan and trust/custodial account under the terms of this Prototype Plan and Trust/Custodial Account.

1.3      AGGREGATE LIMIT  The sum of:

         (a) 125 percent of the greater of the ADP of the non-Highly Compensated Employees for the Plan Year or the ACP of non-Highly Compensated Employees under the Plan subject to Code
                 Section 401(m) for the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement as described in Code Section 401(k) or Code Section 402(h)(1)(B), and

         (b) the lesser of 200% or two percent plus the lesser of such ADP or ACP.

Alternatively, the aggregate limit can be determined by substituting "the lesser of 200% or 2 percent plus" for "125% of" in (a) above, and substituting "125% of" for "the lesser of 200% or 2 percent plus" in (b) above.

1.4 ANNUAL ADDITIONS The sum of the following amounts credited to a Participant's account for the Limitation Year:

         (a)     Employer Contributions,

         (b)     Employee Contributions (under Article IV),

         (c)     forfeitures,

         (d) amounts allocated after March 31, 1984 to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer (these amounts are treated as Annual Additions to a Defined Contribution Plan though they arise under a Defined Benefit
                 Plan), and

         (e) amounts derived from contributions paid or accrued after 1985, in taxable years ending after 1985, which are either attributable to post-retirement medical benefits allocated to the account of a Key Employee under a Welfare Benefit Fund maintained by the Employer are also treated as Annual Additions to a Defined Contribution Plan. For purposes of this paragraph, an Employee is a Key Employee if he or she meets the requirements of paragraph 1.43 at any time during the Plan Year or any preceding Plan Year. Welfare Benefit Fund is defined at paragraph 1.89.

Excess amounts applied in a Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year, pursuant to the provisions of Article X.

1.5 ANNUITY STARTING DATE The first day of the first period for which an amount is paid as an annuity or in any other form.

1.6 APPLICABLE CALENDAR YEAR The First Distribution Calendar Year, and in the event of the recalculation of life expectancy, such succeeding calendar year. If payments commence in accordance with paragraph 7.4(e) before the Required Beginning Date, the Applicable Calendar Year is the year such payments commence. If distribution is in the form of an immediate annuity purchased after the Participant's death with the Participant's remaining interest, the Applicable Calendar Year is the year of purchase.

1.7 APPLICABLE LIFE EXPECTANCY Used in determining the required minimum distribution. The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the Applicable Calendar Year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the Applicable Life Expectancy shall be the life expectancy as so recalculated. The life expectancy of a non-Spouse Beneficiary may not be recalculated.

1.8 AVERAGE CONTRIBUTION PERCENTAGE [THE ACP FOR THE 401(M) TEST] The average of the Contribution Percentages for each Highly Compensated Employee and for each non-Highly Compensated Employee.

1.9 AVERAGE DEFERRAL PERCENTAGE [THE ADP FOR THE 401(K) TEST] The average of the Actual Deferral Percentages for each Highly Compensated Employee and for each non-Highly Compensated Employee.

1.10 BREAK IN SERVICE A 12-consecutive month period during which an Employee fails to complete more than 500 Hours of Service.

1.11 CODE The Internal Revenue Code of 1986, including any amendments thereto.

1.12 COMPENSATION The Employer may select one of the following three safe-harbor definitions of compensation in the adoption agreement.
Compensation shall only include amounts earned while a Participant if Plan Year is chosen as the applicable computation period.

         (a) CODE SECTION 3401(A) WAGES. Compensation is defined as wages within the meaning of Code Section 3401(a) for the purposes of Federal income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed [such as the exception for agricultural labor in Code Section 3401(a)(2)].

         (b) CODE SECTION 6041 AND 6051 WAGES. Compensation is defined as wages as defined in Code Section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the employee a written statement under Code Section 6041(d) and 6051(a)(3). Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed [such as the exception for agricultural labor in Code Section 3401(a)(2)].

         (c) CODE SECTION 415 COMPENSATION. For purposes of applying the limitations of Article X and Top-Heavy Minimums, the definition of Compensation shall be Code Section 415 Compensation as follows: a Participant's Earned Income, wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income [including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan (as described in Regulation 1.62-2(c)], and excluding the following:

                 1. Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a Simplified Employee Pension Plan or any distributions from a plan of deferred compensation,

                 2. Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture,

                 3. Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                 4. other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code
                          Section 403(b) (whether or not the contributions are actually excludible from the gross income of the Employee).

For purposes of applying the limitations of Article X and Top-Heavy minimums, the definition of Compensation shall be Code Section 415 Compensation described in this paragraph 1.12(c). Also, for purposes of applying the limitations of
Article X, Compensation for a Limitation Year is the Compensation actually paid or made available during such Limitation Year. Notwithstanding the preceding sentence, Compensation for a Participant in a defined contribution plan who is permanently and totally disabled [as defined in Code Section 22(e)(3)] is the Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled. Such imputed Compensation for the disabled Participant may be taken into account only if the participant is not a Highly Compensated Employee [as defined in Code Section 414(q)] and contributions made on behalf of such Participant are nonforfeitable when made.

If the Employer fails to pick the determination period in the Adoption Agreement, the Plan Year shall be used. Unless otherwise specified by the Employer in the adoption agreement, Compensation shall be determined as provided in 1.12(c). In Nonstandardized Adoption Agreements 003, 004 and 008, the Employer may choose to eliminate or exclude categories of Compensation which do not violate the provisions of Code Sections 401(a)(4), 414(s), regulations thereunder and Revenue Procedure 89-65.

Beginning with 1989 Plan Years, the annual Compensation of each Participant which may be taken into account for determining all benefits provided under the Plan (including benefits under Article XIV) for any year shall not exceed $200,000, as adjusted under Code Section 415(d).

For Plan Years beginning on or after January 1, 1994, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with Code Section 401(a)(17).
The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such year. In determining the Compensation of a Participant for purposes of this limitation, the rules of Code Section 414(q)(6) shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the end of the Plan year. If, as a result of the application of such rules the adjusted annual Compensation limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this section prior to the application of this limitation. In the event that "family aggregation" is repealed by Congress, such provisions contained herein shall be null and void. In that event, the Plan shall use each Participant's total Compensation, as provided in the Adoption Agreement, up to the maximum allowed under law for any Plan Year.

If a Plan has a Plan Year that contains fewer than 12 Calendar Months, then the annual compensation limit for that period is an amount equal to the annual Compensation as adjusted for the calendar year in which the compensation period begins, multiplied by a fraction the numerator of which is the number of full months in the Short determination period and the denominator of which is 12.
If Compensation for any prior Plan Year is taken into account in determining an employee's contributions or benefits for the current year, the Compensation for such prior year is subject to the applicable annual compensation limit in effect for that prior year. For this purpose, for years beginning before January 1, 1990, the applicable annual compensation limit is $200,000.

Compensation shall not include deferred compensation other than contributions through a salary reduction agreement to a cash or deferred plan under Code
Section 401(k), a Simplified Employee Pension Plan under Code Section 402(h)(1)(B), a cafeteria plan under Code Section 125 or a tax-deferred annuity under Code Section 403(b). Unless elected otherwise by the Employer in the Adoption Agreement, these deferred amounts will be considered as Compensation for Plan purposes. These deferred amounts are not counted as Compensation for purposes of Articles X and XIV. When applicable to a Self-Employed Individual, Compensation shall mean Earned Income.

1.13 CONTRIBUTION PERCENTAGE [FOR THE ACP OR 401(M) TEST] The ratio (expressed as a percentage and calculated separately for each Participant) of:

         (a) the Participant's Contribution Percentage Amounts [as defined at (c) through (f)] actually paid over to the Fund on behalf of such Participant for the Plan Year to

         (b) the Participant's Compensation which includes amounts for the period during which the Employee was eligible to participate or if otherwise selected by the Employer in the Adoption Agreement, Compensation may include Compensation for the entire Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

The "Contribution Percentage Amount" on behalf of any Participant shall include:

         (c) the amount of Employee Voluntary Contributions, Matching Contributions and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year.

         (d) forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant's matching account which shall be taken into account in the year in which such forfeiture is allocated,

         (e) at the election of the Employer, Qualified Non-Elective Contributions in the Contribution Percentage Amount, and

         (f) the Employer may also elect to use Elective Deferrals in the Contribution Percentage Amount so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

         (g) the amount of Elective Deferrals recharacterized as voluntary contributions under paragraph 10.9

Contribution Percentage amounts shall not include Matching Contributions, whether or not qualified, that are forfeited either to correct Excess Aggregate Contributions, or because the contributions to which they relate are Excess Deferrals, Excess Contributions or Excess Aggregate Contributions.

1.14 CUSTODIAN The individual or institution appointed by the Employer to have custody of all or part of the Fund.

1.15 DEFINED BENEFIT PLAN A Plan under which a Participant's benefit is determined by a formula contained in the Plan and no individual accounts are maintained for Participants.

1.16 DEFINED BENEFIT (PLAN) FRACTION A fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the Defined Benefit Plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Code Sections 415(b) and (d) or 140 percent of the Highest Average Compensation, including any adjustments under Code Section 415(b).

Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after 1986, in one or more Defined Benefit Plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the Defined Benefit Plans individually and in the aggregate satisfied the requirements of Section 415 for all Limitation Years beginning before 1987.

1.17 DEFINED CONTRIBUTION DOLLAR LIMITATION Thirty thousand dollars ($30,000) or if greater, one-fourth of the defined benefit dollar limitation set forth in Code Section 415(b)(1) as in effect for the Limitation Year.

1.18 DEFINED CONTRIBUTION PLAN A Plan under which individual accounts are maintained for each Participant to which all contributions, forfeitures, investment income and gains or losses, and expenses are credited or deducted. A Participant's benefit under such Plan is based solely on the fair market value of his or her account balance.

1.19 DEFINED CONTRIBUTION (PLAN) FRACTION A Fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the Defined Contribution Plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible Employee contributions to all Defined Benefit Plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all Welfare Benefit Funds, as defined in paragraph 1.89 and individual medical accounts, as defined in Code Section 415(1)(2), maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a Defined Contribution Plan was maintained by the Employer). The maximum aggregate amount in the Limitation Year is the lesser of 125 percent of the dollar limitation determined under Code Sections 415(b) and (d) in effect under Code Section 415(c)(1)(A) or 35 percent of the Participant's Compensation for such year.

If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after 1986, in one or more Defined Contribution Plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before 1987, shall not be re-computed to treat all Employee Contributions as Annual Additions.

1.20 DESIGNATED BENEFICIARY The individual who is designated as the beneficiary under the Plan in accordance with Code Section 401(a)(9) and the regulations thereunder.

1.21 DIRECT ROLLOVER A payment by the plan to the Eligible Retirement Plan specified by the Participant.

1.22 DIRECT ROLLOVER OF BENEFITS Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Participant's election under this paragraph, for distributions made on or after January 1, 1993, a Participant may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover.
Any portion of a distribution which is not paid directly to an Eligible Retirement Plan shall be distributed to the Participant. For purposes of this paragraph, a Surviving Spouse or a Spouse or former Spouse who is an alternate payee under a Qualified Domestic Relations Order as defined in Code Section 414(p), will be permitted to elect to have any Eligible Rollover Distribution paid directly to an individual retirement account (IRA) or an individual retirement annuity (IRA).

The plan provisions otherwise applicable to distributions continue to apply to Rollover and Transfer Contributions.

1.23 DISABILITY An illness or injury of a potentially permanent nature, expected to last for a continuous period of not less than 12 months, certified by a physician selected by or satisfactory to the Employer which prevents the Employee from engaging in any occupation for wage or profit for which the Employee is reasonably fitted by training, education or experience.

1.24 DISTRIBUTION CALENDAR YEAR A calendar year for which a minimum distribution is required.

1.25 EARLY RETIREMENT AGE The age set by the Employer in the Adoption Agreement (but not less than 55), which is the earliest age at which a Participant may retire and receive his or her benefits under the Plan.

1.26 EARNED INCOME Net earnings from self-employment in the trade or business with respect to which the Plan is established, determined without regard to items not included in gross income and the deductions allocable to such items, provided that personal services of the individual are a material income-producing factor. Earned income shall be reduced by contributions made by an Employer to a qualified plan to the extent deductible under Code Section
404. For tax years beginning after 1989, net earnings shall be determined taking into account the deduction for one-half of self-employment taxes allowed to the Employer under Code Section 164(f) to the extent deductible.

1.27 EFFECTIVE DATE The date on which the Employer's retirement plan or amendments to such plan become effective. For amendment changes taking place after the Tax Reform Act of 1986 Effective Date, the Effective Date and effective periods of such plan amendments or plan changes for any restated Plan shall be the dates and periods specified in the Adoption Agreement Appendix A.

1.28 ELECTION PERIOD The period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, the Election Period shall begin on the date of separation, with respect to the account balance as of the date of separation.

1.29 ELECTIVE DEFERRAL Employer contributions made to the Plan at the election of the Participant, in lieu of cash Compensation. Elective Deferrals shall also include contributions made pursuant to a Salary Savings Agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code Section 457, any plan as described under Code Section 501(c)(18), and any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a Salary Savings Agreement.

Elective Deferrals which cause a Participant to have an excess Annual Addition shall not be deemed Annual Additions in that Limitation Year if such Elective Deferrals (whether voluntary or mandatory) are distributed. These amounts shall be disregarded for purposes of Code Section 402(g), the ADP test under Code
Section 401(k)(3) and the ACP test under Code Section 401(m)(2). These distributions shall be in accordance with IRS Regulations Section 1.415-6(b)(6). Elective Deferrals shall not include any deferrals properly distributed as Excess Annual Additions.

1.30 ELIGIBLE PARTICIPANT Any Employee who is eligible to make a Voluntary Contribution, or an Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If a Voluntary Contribution or Elective Deferral is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an Eligible Participant even though no Voluntary Contributions or Elective Deferrals are made.

1.31 ELIGIBLE RETIREMENT PLAN An individual retirement account (IRA) as described in Code Section 408(a), an individual retirement annuity (IRA) as described in Code Section 408(b), an annuity plan as described in Code Section 403(a), or a qualified trust as described in Code Section 401(a), which accepts Eligible Rollover Distributions. However, in the case of an Eligible Rollover Distribution to a Surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

1.32 ELIGIBLE ROLLOVER DISTRIBUTION Any distribution of all or any portion of the balances to the credit of the Participant except that an Eligible Rollover Distribution does not include:

         (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's Designated Beneficiary, or for a specified period of ten years or more;

         (b) any distribution to the extent such distribution is required under Code Section 401(a)(9); and

         (c) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer Securities).

1.33 EMPLOYEE Any person employed by the Employer (including Self-Employed Individuals and partners), all Employees of a member of an affiliated service group [as defined in Code Section 414(m)], Employees of a controlled group of corporations [as defined in Code Section 414(b)], all Employees of any incorporated or unincorporated trade or business which is under common control [as defined in Code Section 414(c)], leased Employees [as defined in Code
Section 414(n)] and any Employee required to be aggregated by Code Section 414(o). All such Employees shall be treated as employed by a single Employer.

1.34 EMPLOYER The Self-Employed Individual, partnership, corporation or other organization which adopts this Plan including any firm that succeeds the Employer and adopts this Plan. For purposes of Article X, Limitations on Allocations, Employer shall mean the Employer that adopts this Plan, and all members of a controlled group of corporations [as defined in Code Section 414(b) as modified by Code Section 415(h)], all commonly controlled trades or businesses [as defined in Code Section 414(c) as modified by Code Section 415(h)] or affiliated service groups [as defined in Code Section 414(m)] of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o).

If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the plan established for other trades or businesses must, when looked at as a single plan, satisfy Code Sections 401(a) and (d) for the employees of this and all other trades or businesses. If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the Employees of the other trades or businesses must be included in a plan which satisfies Code Sections 401(a) and (d) and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan. If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

For purposes of the preceding paragraph, an Owner-Employee, or two or more owner-employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees together:

         (a) own the entire interest in an unincorporated trade or business, or

         (b) in the case of a partnership, own more than 50 percent of either the capital interest or the profits interest in the partnership.

An Owner-Employee, or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership in which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding paragraph.

1.35 ENTRY DATE The date on which an Employee commences participation in the Plan as determined by the Employer in the Adoption Agreement. Unless the Employer specifies otherwise in the Adoption Agreement, the Entry Date shall be the first day of the Plan Year or the first day of the seventh month of the Plan Year coinciding with or following the date on which an Employee meets the eligibility requirements.

1.36 EXCESS AGGREGATE CONTRIBUTIONS [ACP OR 401(M) TEST] The excess, with respect to any Plan Year, of:

         (a) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

         (b) The maximum Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

Such determination shall be made after first determining Excess Elective Deferrals pursuant to paragraph 1.35 and determining Excess Contributions pursuant to paragraph 1.34.

1.37 EXCESS AMOUNT (415 LIMITS) OR EXCESS ANNUAL ADDITIONS The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

1.38 EXCESS CONTRIBUTION [ADP OR 401(K) TEST] With respect to any Plan Year, the excess of:

         (a) The aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

         (b) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

1.39 EXCESS ELECTIVE DEFERRALS ($7,000 AS INDEXED) Those Elective Deferrals that are includible in a Participant's gross income under Code
Section 402(g) to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code Section. Excess Elective Deferrals shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15th following the close of the Participants' taxable year.

1.40 FAMILY MEMBER The Employee's Spouse, any lineal descendants and ascendants and the Spouse of such lineal descendants and ascendants.

1.41 FIRST DISTRIBUTION CALENDAR YEAR For distributions beginning before the Participant's death, the First Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the First Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to paragraph 7.10.

1.42 FUND All contributions received by the Trustee/Custodian under this Plan and Trust/Custodial Account, investments thereof and earnings and appreciation thereon.

1.43 HARDSHIP An immediate and heavy financial need of the Employee where such Employee lacks other available resources.

1.44 HIGHEST AVERAGE COMPENSATION The average Compensation for the three consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the 12-consecutive month period defined in the Adoption Agreement.

1.45 HIGHLY COMPENSATED EMPLOYEE Any Employee who performs service for the Employer during the determination year and who, during the immediate prior year:

         (a) received Compensation from the Employer in excess of $75,000 [as adjusted pursuant to Code Section 415(d)]; or

         (b) received Compensation from the Employer in excess of $50,000 [as adjusted pursuant to Code Section 415(d)] and was a member of the Top-Paid Group for such year; or

         (c) was an officer of the Employer and received Compensation during such year that is greater than 50 percent of the dollar limitation in effect under Code Section 415(b)(1)(A).

Notwithstanding (a), (b) and (c), an Employee who was not Highly Compensated during the preceding Plan Year shall not be treated as a Highly Compensated Employee with respect to the current Plan Year unless such Employee is a member of the 100 Employees paid the greatest Compensation during the year for which such determination is being made.

         (d) Employees who are five percent (5%) Owners at any time during the immediate prior year or determination year.

If no officer has satisfied the Compensation requirement of subsection (c) above during either a determination year or the prior year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

For purposes of this paragraph 1.41, the determination year shall be the Plan Year. The prior year shall be the twelve-month period immediately preceding the determination year.

Highly Compensated Employee includes Highly Compensated active Employees and Highly Compensated former Employees. A Highly Compensated former Employee includes any employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the employer during the determination year, and was an active Highly Compensated Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

If an Employee is, during a determination year or the prior year, a family member of either a 5 percent owner who is an active or former employee or a Highly Compensated Employee who is one of the 10 most highly compensated employees ranked on the basis of Compensation paid by the Employer during such year, then the family member and the 5 percent (5%) Owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the family member and 5 percent (5%) Owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving Compensation and Plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the family member and 5 percent (5%) Owner or top-ten Highly Compensated Employee. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the employee or former employee and the spouses of such lineal ascendants and descendants.

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of employees in the top-paid group, the top 100 employees, the number of employees treated as officers and the Compensation that is considered, will be made in accordance with Code Section 414(q) and the regulations thereunder.

1.46     HOUR OF SERVICE

         (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed; and

         (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

         (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.
                 The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

         (d) Hours of Service shall be credited for employment with the Employer and with other members of an affiliated service group [as defined in Code Section 414(m)], a controlled group of corporations [as defined in Code Section 414(b)], or a group of trades or businesses under common control [as defined in Code Section 414(c)] of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) and the regulations thereunder. Hours of Service shall also be credited for any individual considered an Employee for purposes of this Plan under Code Section 414(n) or Code Section 414(o) and the regulations thereunder.

         (e) Solely for purposes of determining whether a Break in Service, as defined in paragraph 1.10, for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence by reason of the pregnancy of the individual, by reason of a birth of a child of the individual, by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or in all other cases, in the following computation period. No more than 501 hours will be credited under this paragraph.

         (f) Hours of Service shall be determined on the basis of the method selected in the Adoption Agreement.

1.47 KEY EMPLOYEE Any Employee or former Employee (and the beneficiaries of such employee), who at any time during the determination period was an officer of the Employer if such individual's annual compensation exceeds 50% of the dollar limitation under Code Section 415(b)(1)(A) (the defined benefit maximum annual benefit), an owner (or considered an owner under Code Section
318) of one of the ten largest interests in the employer if such individual's compensation exceeds 100% of the dollar limitation under Code Section 415(c)(1)(A), a 5% owner of the Employer, or a 1% owner of the Employer who has an annual compensation of more than $150,000. For purposes of determining who is a Key Employee, annual compensation shall mean Compensation as defined for
Article X, but including amounts deferred through a salary reduction agreement to a cash or deferred plan under Code Section 401(k), a Simplified Employee Pension Plan under Code Section 408(k), a cafeteria plan under Code Section 125 or a tax-deferred annuity under Code Section 403(b). The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder.

1.48 LEASED EMPLOYEE Any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization"), has performed services for the recipient [or for the recipient and related persons determined in accordance with Code Section 414(n)(6)] on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by Employees in the business field of the recipient Employer.

1.49 LIMITATION YEAR The calendar year or such other 12-consecutive month period designated by the Employer in the Adoption Agreement for purposes of determining the maximum Annual Addition to a Participant's account. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

1.50 MASTER OR PROTOTYPE PLAN A plan, the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

1.51 MATCHING CONTRIBUTION An Employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of an Employee Voluntary or Mandatory Contribution made by such Participant, or on account of a Participant's Elective Deferral, under a Plan maintained by the Employer.

1.52     MAXIMUM PERMISSIBLE AMOUNT    The maximum Annual Addition that may be
contributed or allocated to a Participant's account under the plan for any Limitation Year shall not exceed the lesser of:

         (a)     the Defined Contribution Dollar Limitation, or

         (b)     25% of the Participant's Compensation for the Limitation Year.

The compensation limitation referred to in (b) shall not apply to any contribution for medical benefits [within the meaning of Code Section 401(h) or Code Section 419A(f)(2)] which is otherwise treated as an Annual Addition under Code Section 415(l)(1) or 419A(d)(2). If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:
Number of months in the short Limitation Year divided by 12.

1.53 NET PROFIT The current and accumulated operating earnings of the Employer before Federal and State income taxes, excluding nonrecurring or unusual items of income, and before contributions to this and any other qualified plan of the Employer. Alternatively, the Employer may fix another definition in the Adoption Agreement.

1.54 NORMAL RETIREMENT AGE The age, set by the Employer in the Adoption Agreement, at which a Participant may retire and receive his or her benefits under the Plan.

1.55 OWNER-EMPLOYEE A sole proprietor, or a partner owning more than 10% of either the capital or profits interest of the partnership.

1.56 PAIRED PLANS Two or more Plans maintained by the Sponsor designed so that a single or any combination of Plans adopted by an Employer will meet the antidiscrimination rules, the contribution and benefit limitations, and the Top-Heavy provisions of the Code.

1.57 PARTICIPANT Any Employee who has met the eligibility requirements and is participating in the Plan.

1.58 PARTICIPANT'S BENEFIT The account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of the dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. A special exception exists for the second distribution Calendar Year. For purposes of this paragraph, if any portion of the minimum distribution for the First Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

1.59 PERMISSIVE AGGREGATION GROUP Used for Top-Heavy testing purposes, it is the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

1.60 PLAN The Employer's retirement plan as embodied herein and in the Adoption Agreement.

1.61     PLAN ADMINISTRATOR  The Employer.

1.62 PLAN YEAR The 12-consecutive month period designated by the Employer in the Adoption Agreement.

1.63 PRESENT VALUE When determining the Present Value of accrued benefits, with respect to any Defined Benefit Plan maintained by the Employer, interest and mortality rates shall be determined in accordance with the provisions of the respective plan. If applicable, interest and mortality assumptions will be specified by the Employer in the Adoption Agreement.

1.64 PROJECTED ANNUAL BENEFIT Used to test the maximum benefit which may be obtained from a combination of retirement plans, it is the annual retirement benefit (adjusted to an actuarial equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of a Defined Benefit Plan or plans assuming:

         (a) the Participant will continue employment until Normal Retirement Age under the plan (or current age, if later), and

         (b) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.

1.65 QUALIFIED DEFERRED COMPENSATION PLAN Any pension, profit-sharing, stock bonus, or other plan which meets the requirements of Code Section 401 and includes a trust exempt from tax under Code Section 501(a) or any annuity plan described in Code Section 403(a).

1.66 QUALIFIED DOMESTIC RELATIONS ORDER (QDRO) A Qualified Domestic Relations Order or QDRO is a signed domestic relations order issued by a State Court which creates, recognizes or assigns to an alternate payee(s) the right to receive all or part of a Participant's Plan benefit. An alternate payee is a Spouse, former Spouse, child, or other dependent who is treated as a beneficiary under the Plan as a result of the QDRO. Determination of a QDRO shall be made in accordance with paragraph 12.5.

1.67 QUALIFIED EARLY RETIREMENT AGE For purposes of paragraph 8.9, Qualified Early Retirement Age is the latest of:

         (a) the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits,

         (b) the first day of the 120th month beginning before the Participant reaches Normal Retirement Age, or

         (c)     the date the Participant begins participation.

1.68 QUALIFIED JOINT AND SURVIVOR ANNUITY An immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant's Spouse which is at least 50% of but not more than the amount of the annuity payable during the joint lives of the Participant and the Participant's Spouse. The exact amount of the Survivor Annuity is to be specified by the Employer in the Adoption Agreement. If not designated by the Employer, the Survivor Annuity will be 50% of the amount paid to the Participant during his or her lifetime. The Qualified Joint and Survivor Annuity will be the amount of benefit which can be provided by the Participant's Vested Account Balance.

1.69 QUALIFIED MATCHING CONTRIBUTION Matching Contributions which when made are subject to the distribution and nonforfeitability requirements under Code Section 401(k).

1.70 QUALIFIED NON-ELECTIVE CONTRIBUTIONS Contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants' accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions.

1.71 QUALIFIED VOLUNTARY CONTRIBUTION A tax-deductible voluntary Employee contribution. These contributions may no longer be made to the Plan.

1.72 REQUIRED AGGREGATION GROUP Used for Top-Heavy testing purposes, it consists of:

         (a) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and

         (b) any other qualified plan of the Employer which enables a plan described in (a) to meet the requirements of Code Sections 401(a)(4) or 410.

1.73 REQUIRED BEGINNING DATE The date on which a Participant is required to take his or her first minimum distribution under the Plan. The rules are set forth at paragraph 7.5.

1.74 ROLLOVER CONTRIBUTION A contribution made by a Participant of an amount distributed to such Participant from another Qualified Deferred Compensation Plan in accordance with Code Sections 402(a)(5), (6), and (7).

1.75 SALARY SAVINGS AGREEMENT An agreement between the Employer and a participating Employee where the Employee authorizes the Employer to withhold a specified percentage of his or her Compensation for deposit to the Plan on behalf of such Employee.

1.76 SELF-EMPLOYED INDIVIDUAL An individual who has Earned Income for the taxable year from the trade or business for which the Plan is established including an individual who would have had Earned Income but for the fact that the trade or business had no Net Profit for the taxable year.

1.77 SERVICE The period of current or prior employment with the Employer. If the Employer maintains a plan of a predecessor employer, Service for such predecessor shall be treated as Service for the Employer.

1.78 SHAREHOLDER EMPLOYEE An Employee or Officer who owns [or is consid-ered as owning within the meaning of Code Section 318(a)(1)], on any day during the taxable year of an electing small business corporation (S Corporation), more than 5% of such corporation's outstanding stock.

1.79 SIMPLIFIED EMPLOYEE PENSION PLAN An individual retirement account which meets the requirements of Code Section 408(k), and to which the Employer makes contributions pursuant to a written formula. These plans are considered for contribution limitation and Top-Heavy testing purposes.

1.80 SPONSOR Third National Bank in Nashville, or any successor(s) or assign(s).

1.81 SPOUSE (SURVIVING SPOUSE) The Spouse or Surviving Spouse of the Participant, provided that a former Spouse will be treated as the Spouse or Surviving Spouse and a current Spouse will not be treated as the Spouse or Surviving Spouse to the extent provided under a Qualified Domestic Relations Order as prescribed in Code Section 414(p).

1.82 SUPER TOP-HEAVY PLAN A Plan described at paragraph 1.81 under which the Top-Heavy Ratio [as defined at paragraph 1.82] exceeds 90%.

1.83 TAXABLE WAGE BASE For plans with an allocation formula which takes into account the Employer's contribution under the Federal Insurance Contributions Act (FICA), the maximum amount of earnings which may be considered wages for such Plan Year under the Social Security Act [Code Section 3121(a)(1)]. The Employer may, in the Adoption Agreement, specify an amount less than the Taxable Wage Base for the allocation formula.

1.84 TOP-HEAVY DETERMINATION DATE For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

1.85 TOP-HEAVY PLAN For any Plan Year beginning after 1983, the Employer's Plan is top-heavy if any of the following conditions exists:

         (a) If the Top-Heavy Ratio for the Employer's Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of Plans.

         (b) If the Employer's plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%.

         (c) If the Employer's plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

1.86     TOP-HEAVY RATIO

         (a) If the Employer maintains one or more Defined Contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any Defined Benefit Plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone, or for the Required or Permissive Aggregation Group as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) [including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)], and the denominator of which is the sum of all account balances [including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)], both computed in accordance with Code
                 Section 416 and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

         (b) If the Employer maintains one or more Defined Contribution Plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more Defined Benefit Plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated Defined Contribution Plan or Plans for all Key Employees, determined in accordance with (a) above, and the Present Value of accrued benefits under the aggregated Defined Benefit Plan or Plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated Defined Contribution Plan or Plans for all Participants, determined in accordance with (a) above, and the Present Value of accrued benefits under the Defined Benefit Plan or Plans for all Participants as of the Determination Date(s), all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a Defined Benefit Plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the Determination Date.

         (c) For purposes of (a) and (b) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a Defined Benefit Plan. The account balances and accrued benefits of a participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one hour of service with any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Qualified Voluntary Employee Contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The accrued benefit of a Participant other than a Key Employee shall be determined under
                 (1) the method, if any, that uniformly applies for accrual purposes under all Defined Benefit Plans maintained by the Employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

1.87 TOP-PAID GROUP The group consisting of the top 20% of Employees when ranked on the basis of Compensation paid during such year. For purposes of determining the number of Employees in the group (but not who is in it), the following Employees shall be excluded:

         (a)     Employees who have not completed 6 months of Service.

         (b)     Employees who normally work less than 17-1/2 hours per week.

         (c) Employees who normally do not work more than 6 months during any year.

         (d)     Employees who have not attained age 21.

         (e) Employees included in a collective bargaining unit, covered by an agreement between employee representatives and the Employer, where retirement benefits were the subject of good faith bargaining and provided that 90% or more of the Employer's Employees are covered by the agreement.

         (f) Employees who are nonresident aliens and who receive no earned income which constitutes income from sources within the United States.

1.88 TRANSFER CONTRIBUTION A non-taxable transfer of a Participant's benefit directly from a Qualified Deferred Compensation Plan to this Plan.

1.89 TRUSTEE The Sponsor of this Prototype Plan or the individual(s) appointed by the Employer in the Adoption Agreement.

1.90 VALUATION DATE The date all Participants' or former Participants' accounts are valued in accordance with Article V, as designated in the Adoption Agreement.

1.91     VALUATION PERIOD   The time period set forth in the Adoption Agreement
for issuing regularly scheduled Employer administrative reports, procedures and Participant statements.

1.92 VESTED ACCOUNT BALANCE The aggregate value of the Participant's Vested Account Balances derived from Employer and Employee contributions (including Rollovers), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. The provisions of Article VIII shall apply to a Participant who is vested in amounts attributable to Employer contributions, Employee contributions (or both) at the time of death or distribution.

For purposes of paragraph 8.7, Vested Account Balance shall mean, in the case of a money purchase pension plan, the Participant's separate account balance attributable solely to Qualified Voluntary Contributions. For profit-sharing plans the above definition shall apply.

1.93 VOLUNTARY CONTRIBUTION An Employee contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated. For Plan Years beginning after 1986, Voluntary Contributions may be made only under Adoption Agreements #007, #008 and #009 Cash or Deferred Profit-Sharing Plans.

1.94 WELFARE BENEFIT FUND Any fund that is part of a plan of the Employer, or has the effect of a plan, through which the Employer provides welfare benefits to Employees or their beneficiaries. For these purposes, Welfare Benefits means any benefit other than those with respect to which Code Section 83(h) (relating to transfers of property in connection with the performance of services), Code Section 404 (relating to deductions for contributions to an Employee's trust or annuity and Compensation under a deferred payment plan), Code Section 404(A) (relating to certain foreign deferred compensation plans), and the election under Code Section 463 (relating to the accrual of vacation pay) apply. For purposes of this paragraph, a "Fund" is any social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal service organization described in Code Sections 501(c)(7), (9), (17) or (20); any trust, corporation, or other organization not exempt from income tax, or to the extent provided in regulations, any account held for an Employer by any person.

1.95 YEAR OF SERVICE A 12-consecutive month period during which an Employee is credited with not less than 1,000 (or such lesser number as specified by the Employer in the Adoption Agreement) Hours of Service.

                                  ARTICLE II

                           ELIGIBILITY REQUIREMENTS


2.1 PARTICIPATION Employees who meet the eligibility requirements in the Adoption Agreement on the Effective Date of the Plan shall become Participants as of the Effective Date of the Plan. If so elected in the Adoption Agreement, all Employees employed on the Effective Date of the Plan may participate, even if they have not satisfied the Plan's specified eligibility requirements.
Other Employees shall become Participants on the Entry Date specified in the Adoption Agreement. Depending on the Plan's eligibility requirements, the entry date may actually be earlier than the date on which the Employee satisfies the eligibility requirements. The Employee must satisfy the eligibility requirements specified in the Adoption Agreement and be employed on the Entry Date to become a Participant in the Plan. Once an Employee has met the eligibility requirements, he or she will participate in the Plan no later than the earlier of:

         (a) the first day of the Plan Year beginning after the date on which the Employee has met the minimum age and service requirements, or

         (b)     six months after the date the requirements have been met.

In the event an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee shall participate immediately if such Employee has satisfied the minimum age and service requirements and would have previously become a Participant had he or she been in the eligible class. All Years of Service with the Employer will count towards eligibility except if an Employee has a one-year Break in Service before satisfying the Plan's eligibility requirements. Service prior to such Break in Service will not be taken into account. If an Employee's Years of Service are disregarded pursuant to the preceding sentence, the Employee will be treated as a newly hired Employee for eligibility purposes. A former Participant shall again become a Participant upon returning to the employ of the Employer as of the next Entry Date or if earlier, the next Valuation Date. For this purpose, the Participant's Compensation and Service shall be considered from the date of rehire.

2.2 CHANGE IN CLASSIFICATION OF EMPLOYMENT In the event a Participant becomes ineligible to participate because he or she is no longer a member of an eligible class of Employees, such Employee shall participate immediately upon his or her return to an eligible class of Employees.

2.3 COMPUTATION PERIOD For purposes of determining Years of Service and Breaks in Service for purposes of eligibility, the 12-consecutive month period shall commence on the date on which an Employee first performs an Hour of Service for the Employer and each anniversary thereof, such that the succeeding 12-consecutive month period commences with the employee's first anniversary of employment and so on. If, however, the period so specified is one year or less, the succeeding 12-consecutive month period shall commence on the first day of the Plan Year prior to the anniversary of the date the Employee first performed an Hour of Service regardless of whether the Employee is entitled to be credited with 1,000 Hours of Service (or such lesser number as specified by the Employer in the Adoption Agreement) during the Employee's first employment year.

2.4 EMPLOYMENT RIGHTS Participation in the Plan shall not confer upon a Participant any employment rights, nor shall it interfere with the Employer's right to terminate the employment of any Employee at any time.

2.5 SERVICE WITH CONTROLLED GROUPS All Years of Service with other members of a controlled group of corporations [as defined in Code Section 414(b)], trades or businesses under common control [as defined in Code Section 414(c)], or members of an affiliated service group [as defined in Code Section 414(m)] shall be credited for purposes of determining an Employee's eligibility to participate.

2.6 OWNER-EMPLOYEES If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the Plan established for other trades or businesses must, when looked at as a single Plan, satisfy Code Sections 401(a) and (d) for the Employees of this and all other trades or businesses.

If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the Employees of the other trades or businesses must be included in a Plan which satisfies Code Sections 401(a) and (d) and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled, and the individual controls a trade or business, then the contributions or benefits of the Employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him or her under the most favorable plan of the trade or business which is not controlled.

For purposes of the preceding sentences, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees together:

         (a) own the entire interest in an unincorporated trade or business, or

         (b) in the case of a partnership, own more than 50% of either the capital interest or the profits interest in the partnership.

For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

2.7 LEASED EMPLOYEES Any leased Employee shall be treated as an Employee of the recipient Employer; however, contributions or benefits provided by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. A leased Employee shall not be considered an Employee of the recipient if such Employee is covered by a money purchase pension plan providing:

         (a) a non-integrated Employer contribution rate of at least 10% of Compensation, [as defined in Code Section 415(c)(3) but including amounts contributed by the Employer pursuant to a salary reduction agreement, which are excludable from the Employee's gross income under a cafeteria plan covered by Code
                 Section 125, a cash or deferred  profit-sharing plan under
                 Section 401(k) of the Code, a Simplified Employee Pension Plan under Code Section 402(h)(1)(B) and a tax-sheltered annuity under Code Section 403(b)],

         (b)     immediate participation, and

         (c)     full and immediate vesting.

This exclusion is only available if Leased Employees do not constitute more than twenty percent (20%) of the recipient's non-highly compensated work force.

2.8 THRIFT PLANS If the Employer makes an election in the Adoption Agreement to require Voluntary Contributions to participate in this Plan, the Employer shall notify each eligible Employee in writing of his or her eligibility for participation within a reasonable period of time prior to the appropriate Entry Date. The Employee shall indicate his or her intention to join the Plan by authorizing the Employer to withhold a percentage of his or her Compensation as provided in the Plan. Such authorization shall be returned to the Employer at least 10 days prior to the Employee's Entry Date. The Employee may decline participation by so indicating on the enrollment form or by failure to return the enrollment form to the Employer prior to the Employee's Entry Date. If the Employee declines to participate, such Employee shall be given the opportunity to join the Plan on the next Entry Date. The taking of a Hardship withdrawal under the provisions of paragraph 6.9 will impact the Participant's ability to make these contributions.

                                 ARTICLE III

                            EMPLOYER CONTRIBUTIONS


3.1 AMOUNT The Employer intends to make periodic contributions to the Plan in accordance with the formula or formulas selected in the Adoption Agreement. However, the Employer's contribution for any Plan Year shall be subject to the limitations on allocations contained in Article X.

3.2 EXPENSES AND FEES The Employer shall also be authorized to reimburse the Fund for all expenses and fees incurred in the administration of the Plan or Trust/Custodial Account and paid out of the assets of the Fund. Such expenses shall include, but shall not be limited to, fees for professional services, printing and postage. Brokerage commissions may not be reimbursed.

3.3 RESPONSIBILITY FOR CONTRIBUTIONS Neither the Trustee/Custodian nor the Sponsor shall be required to determine if the Employer has made a contribution or if the amount contributed is in accordance with the Adoption Agreement or the Code. The Employer shall have sole responsibility in this regard. The Trustee/Custodian shall be accountable solely for contributions actually received by it within the limits of Article XI.

3.4 RETURN OF CONTRIBUTIONS Contributions made to the Fund by the Employer shall be irrevocable except as provided below:

         (a) any contribution forwarded to the Trustee/Custodian because of a mistake of fact, provided that the contribution is returned to the Employer within one year of the contribution. The nondeductibility of the Employer's contribution does not in and of itself constitute a mistake of fact which may cause the return of contributions.

         (b) In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Internal Revenue Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

         (c) Contributions forwarded to the Trustee/Custodian are presumed to be deductible and are conditioned on their deductibility. Contributions which are determined to be not deductible will be returned to the Employer within one year of the disallowance of the deduction.

                                  ARTICLE IV

                     EMPLOYEE CONTRIBUTIONS AND ROLLOVERS


4.1 VOLUNTARY CONTRIBUTIONS An Employee may make Voluntary Contributions to the Plan established hereunder if so authorized by the Employer in the Adoption Agreement under a uniform and nondiscriminatory manner. Such contributions are subject to the limitations on Annual Additions and together with Employer matching contributions as defined in Code Section 401(m) are subject to antidiscrimination testing as set forth in Code Section 401(m). For Plan Years beginning after 1986, Voluntary Contributions may be made only under Adoption Agreements #007, #008 and #009 Cash or Deferred Profit-Sharing Plans.

4.2 QUALIFIED VOLUNTARY CONTRIBUTIONS A Participant may no longer make Qualified Voluntary Contributions to the Plan. Amounts already contributed may remain in the Trust Fund/Custodial Account until distributed to the Participant. Such amounts will be maintained in a separate account which will be nonforfeitable at all times. The account will share in the gains and losses of the Trust in the same manner as described at paragraph 5.4 of the Plan. No part of the Qualified Voluntary Contribution account will be used to purchase life insurance. Subject to Article VIII, Joint and Survivor Annuity Requirements (if applicable), the Participant may withdraw any part of the Qualified Voluntary Contribution account by making a written application to the Plan Administrator.

4.3 ROLLOVER CONTRIBUTION Unless otherwise provided in the Adoption Agreement, a Participant may make a Rollover Contribution to any Defined Contribution Plan established hereunder of all or any part of an amount distributed or distributable to him or her from a Qualified Deferred Compensation Plan provided:

         (a) the amount distributed to the Participant is deposited to the Plan no later than the sixtieth day after such distribution was received by the Participant,

         (b) the amount distributed is not one of a series of substantially equal periodic payments made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's Designated Beneficiary, or for a specified period of ten years or more;

         (c)     the amount distributed is not required under Code Section
                 401(a)(9);

         (d) if the amount distributed includes property, such property is rolled over only upon the Trustee/Custodian's approval, or if sold the proceeds of such property may be rolled over,

         (e) the amount distributed is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (f) the amount rolled over does not include any amounts contributed on an after-tax basis by the Participant to the Qualified Deferred Compensation Plan.

In addition, if the Adoption Agreement allows Rollover Contributions, the Plan will also accept any Eligible Rollover Distribution directly to the Plan.

Rollover Contributions which relate to distributions prior to January 1, 1993, must be made in accordance with paragraphs (a) through (f) and additionally meet the requirements of paragraph (g):

         (g) the distribution from the Qualified Deferred Compensation Plan constituted the Participant's entire interest in such Plan and was distributed within one taxable year to the Participant:

                 (1) on account of separation from Service, a Plan termination, or in the case of a profit-sharing or stock bonus plan, a complete discontinuance of contributions under such plan within the meaning of Code Section 402(a)(6)(A), or

                 (2) in one or more distributions which constitute a qualified lump sum distribution within the meaning of Code Section 402(e)(4)(A), determined without reference to subparagraphs (B) and (H),

Such Rollover Contribution may also be made through an Individual Retirement Account qualified under Code Section 408 where the IRA was used as a conduit from the Qualified Deferred Compensation Plan, the Rollover Contribution is made in accordance with the rules provided under paragraph (a) through (c) and the Rollover Contribution does not include any regular IRA contributions, or earnings thereon, which the Participant may have made to the IRA. Rollover Contributions which relate to distributions prior to January 1, 1993, may be through an IRA in accordance with paragraphs (a) through (f) and additional requirements as provided in the previous sentence. The Trustee/Custodian shall not be held responsible for determining the tax-free status of any Rollover Contribution made under this Plan.

4.4 TRANSFER CONTRIBUTION Unless provided otherwise in the Adoption Agreement, a Participant may, subject to the provisions of paragraph 4.5, also arrange for the direct transfer of his or her benefit from a Qualified Deferred Compensation Plan to this Plan provided that the transfer is made in accordance with paragraphs 4.3(b), 4.3(c) and 4.3(d) hereof. For accounting and record keeping purposes, Transfer Contributions shall be identical to Rollover Contributions.

In the event the Employer accepts a Transfer Contribution from a Plan in which the Employee was directing the investments of his or her account, the Employer may continue to permit the Employee to direct his or her investments in accordance with paragraph 13.8 with respect only to such Transfer Contribution. Notwithstanding the above, the Employer may refuse to accept such Transfer Contributions.

4.5 EMPLOYER APPROVAL OF TRANSFER CONTRIBUTIONS The Employer maintaining a safe-harbor Profit-Sharing Plan in accordance with the provisions of paragraph 8.7, acting in a nondiscriminatory manner, may in its sole discretion refuse to allow Transfer Contributions to its profit-sharing plan, if such contributions are directly or indirectly being transferred from a defined benefit plan, a money purchase pension plan (including a target benefit plan), a stock bonus plan, or another profit-sharing plan which would otherwise provide for a life annuity form of payment to the Participant.

4.6 SALARY SAVINGS CONTRIBUTIONS (ELECTIVE DEFERRALS) A Participant may enter into a Salary Savings Agreement with the Employer authorizing the Employer to withhold a portion of such Participant's Compensation not to exceed $7,000 per calendar year as adjusted under Code Section 415(d) or, if lesser, the percentage of Compensation specified in the Adoption Agreement and to deposit such amount to the Plan. No Participant shall be permitted to have Elective Deferrals made under this Plan or any other qualified plan maintained by the Employer, during any taxable year, in excess of the dollar limitation contained in Code Section 402(g) in effect at the beginning of such taxable year. Thus, the $7,000 limit may be reduced if a Participant contributes pre-tax contributions to qualified plans of this or other Employers. Any such contribution shall be credited to the Employee's Salary Savings Account.
Unless otherwise specified in the Adoption Agreement, a Participant may amend his or her Salary Savings Agreement to increase, decrease or terminate the percentage upon 30 days written notice to the Employer. In the event a Participant does not enter into a Salary Savings Agreement at the beginning of a Plan Year, he or she may enter into a Salary Savings Agreement with the Employer upon 30 days notice or as otherwise specified in the Adoption Agreement for purposes of this and the preceding sentence. If a Participant terminates his or her agreement, such Participant shall not be permitted to put a new Salary Savings Agreement into effect until the first pay period in the next Plan Year, unless otherwise stated in the Adoption Agreement. The Employer may also amend or terminate said agreement on written notice to the Participant. If a Participant has not authorized the Employer to withhold at the maximum rate and desires to increase the total withheld for a Plan Year, such Participant may authorize the Employer upon 30 days notice to withhold a supplemental amount up to 100% of his or her Compensation for one or more pay periods up to the total annual percentage permitted by the Employer in the Adoption Agreement for the applicable period until the end of the Plan Year.
In no event may the sum of the amounts withheld under the Salary Savings Agreement plus the supplemental withholding exceed 25% of a Participant's Compensation for a Plan Year. The Employer may also recharacterize as after-tax Voluntary Contributions all or any portion of amounts previously withheld under any Salary Savings Agreement within the Plan Year as provided for at paragraph 10.9. This may be done to insure that the Plan will meet one of the antidiscrimination tests under Code Section 401(k). Elective Deferrals shall be deposited in the Trust within 30 days after being withheld from the Participant's pay.

4.7 REQUIRED VOLUNTARY CONTRIBUTIONS If the Employer makes a thrift election in the Adoption Agreement, each eligible Participant shall be required to make Voluntary Contributions to the Plan for credit to his or her account as provided in the Adoption Agreement. This election is only available in 401(k) Adoption Agreements. Such Voluntary Contributions shall be withheld from the Employee's Compensation and shall be transmitted by the Employer to the Trustee/Custodian as agreed between the Employer and Trustee/Custodian. A Participant may discontinue participation or change his or her Voluntary Contribution percentage by so advising the Employer at least 30 days prior to the date on which such discontinuance or change is to be effective. If a Participant discontinues his or her Voluntary Contributions, such Participant may not again authorize Voluntary Contributions for a period of six months from the date of discontinuance. A Participant may voluntarily change his or her Voluntary Contribution percentage once during any Plan Year and may also agree to have a reduction in his or her contribution, if required to satisfy the requirements of the ACP test.

4.8 DIRECT ROLLOVER OF BENEFITS Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Participant's election under this paragraph, for distributions made on or after January 1, 1993, a Participant may elect, at the time in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover.
Any portion of a distribution which is not paid directly to an Eligible Retirement Plan shall be distributed to the Participant. For purposes of this paragraph, a Surviving Spouse or a Spouse or Former Spouse who is an alternate payee under a Qualified Domestic Relations Order as defined in Code Section 414(p), will be permitted to elect to have any Eligible Rollover Distribution paid directly to an individual retirement account (IRA) or an individual retirement annuity (IRA).

The plan provisions otherwise applicable to distributions continue to add to Rollover and Transfer Contributions.

4.9 SPECIAL RULES FOR DIRECT ROLLOVERS The following special rules apply to all Direct Rollovers:

         (a) MINIMUM DIRECT ROLLOVER No Direct Rollover is allowable hereunder with respect to any Eligible Rollover
                 Distribution during a taxable year of the Distributee unless the sum of all Eligible Rollover Distributions to that Distributee during that taxable year are reasonably expected to equal or exceed Two Hundred Dollars ($200.00).

         (b) LIMIT ON NUMBER OF DIRECT ROLLOVERS A Distributee may not designate more than one Eligible Retirement Plan into which all or any portion of an Eligible Rollover Distribution is to be transferred by the Trustee. A Distributee may designate only one Eligible Retirement Plan as the recipient of a Direct Rollover with respect to any Eligible Rollover Distribution.

        (c) DISTRIBUTION AND DIRECT ROLLOVER A Distributee may direct the Trustee to make a payment of only a portion of an Eligible Rollover Distribution to an Eligible Retirement Plan and distribute the remainder to the Distributee in cash, provided that the total amount of the Eligible Rollover Distribution exceeds Five Hundred Dollars ($500.00) and the amount to be paid to the Eligible Retirement Plan as a Direct Rollover equals at least Five Hundred Dollars ($500.00).

        (d) DEEMED DISTRIBUTION IF NO DIRECT ROLLOVER In the event that the Distributee fails to make an election under Section
                 B regarding all or any portion of an Eligible Rollover Distribution within the time period provided under the Plan (or rules and regulations promulgated by the Plan Administrator pursuant to its authority under the Plan), the Distributee shall be deemed to have elected not to make a Direct Rollover with respect to such Eligible Rollover Distribution or such portion thereof, whichever the case may be.

        (e) WAIVER OF 30 DAYS The Plan Administrator shall provide written notice in accordance with Code Section 402(f) to the Distributee of the Distributee's right to make a Direct Rollover of an Eligible Rollover Distribution and the Plan Administrator shall advise the Distributee in writing that the Distributee has the right to elect whether or not to make a Direct Rollover within a prescribed time period determined by the Plan Administrator, which time period shall be no less than thirty (30) days nor no more than ninety (90) days after the date of such notice provided under Section 402(f); provided, however, that if the Distributee either affirmatively elects to make a Direct Rollover with respect to an Eligible Rollover Distribution or portion thereof or affirmatively elects not to make a Direct Rollover with respect to an Eligible Rollover Distribution or portion thereof, the Trustee shall distribute the amount subject to such election in accordance with the Distributee's election and as otherwise provided under the terms of the Plan, without regard to whether such distribution is made less than thirty (30) days after the date the notice described under Code Section 402(f) is provided to the Distributee.

        (f) DIRECT ROLLOVER OF LOANS NOT ALLOWED In the case of an adopting Employer that elects to allow Participant loans under the Plan, a Distributee may not elect a Direct Rollover with respect to any portion of an Eligible Rollover Distribution that is offset against such Participant loan.

        (g) RULES AND PROCEDURES The Plan Administrator may promulgate procedures and rules for the purpose of implementing the provisions of the Unemployment Compensation Act of 1992 affecting the Plan. The Plan Administrator may also adopt rules, regulations or procedures that incorporate any alternative provisions, alternative means of compliance or administrative practices otherwise allowable under the Unemployment Compensation Act of 1992, treasury regulations or official pronouncement of the Internal Revenue Service pertaining to the Unemployment Compensation Act of 1992, to the extent not inconsistent with the terms of this Plan. Any rule, regulation or procedure adopted hereunder shall be given full force and effect and shall not be overturned or invalidated unless arbitrary and capricious.

                                  ARTICLE V

                             PARTICIPANT ACCOUNTS


5.1 SEPARATE ACCOUNTS The Employer shall establish a separate bookkeeping account for each Participant showing the total value of his or her interest in the Fund. Each Participant's account shall be separated for bookkeeping purposes into the following sub-accounts:

         (a)     Employer contributions.

                 (1)     Matching Contributions.

                 (2)     Qualified Matching Contributions.

                 (3)     Qualified Non-Elective Contributions.

                 (4)     Discretionary Contributions.

                 (5)     Elective Deferrals.

         (b) Voluntary Contributions (and additional amounts including required contributions and, if applicable, either repayments of loans previously defaulted on and treated as "deemed distributions" on which a tax report has been issued, and amounts paid out upon a separation from service which have been included in income and which are repaid after being re-hired by the Employer).

         (c) Qualified Voluntary Contributions (if the Plan previously accepted these).

         (d)     Rollover Contributions and Transfer Contributions.

5.2 ADJUSTMENTS TO PARTICIPANT ACCOUNTS As of each Valuation Date of the Plan, the Employer shall add to each account:

         (a) the Participant's share of the Employer's contribution and for forfeitures as determined in the Adoption Agreement,

         (b) any Elective Deferrals, Voluntary, Rollover or Transfer Contributions made by the Participant,

         (c) any repayment of amounts previously paid out to a Participant upon a separation from Service and repaid by the Participant since the last Valuation Date, and

         (d) the Participant's proportionate share of any investment earnings and increase in the fair market value of the Fund since the last Valuation Date, as determined at paragraph 5.4.

The Employer shall deduct from each account:

         (e) any withdrawals or payments made from the Participant's account since the last Valuation Date, and

         (f) the Participant's proportionate share of any decrease in the fair market value of the Fund since the last Valuation Date, as determined at paragraph 5.4.

5.3 ALLOCATING EMPLOYER CONTRIBUTIONS The Employer's contribution shall be allocated to Participants in accordance with the allocation formula selected by the Employer in the Adoption Agreement, and the minimum contribution and allocation requirements for Top-Heavy Plans. Beginning with the 1990 Plan Year and thereafter, for plans on Standardized Adoption Agreements 001, 002, 005, 006, 007 and #009, Participants who are credited with more than 500 Hours of Service or are employed on the last day of the Plan Year must receive a full allocation of Employer contributions. In Nonstandardized Adoption Agreements 003, 004 and 008, Employer contributions shall be allocated to the accounts of Participants employed by the Employer on the last day of the Plan Year unless indicated otherwise in the Adoption Agreement. In the case of a non-Top-Heavy, Nonstandardized Plan, Participants must also have completed a Year of Service unless otherwise specified in the Adoption Agreement. For Nonstandardized Adoption Agreements 003, 004 and 008, the Employer may only apply the last day of the Plan Year and Year of Service requirements if the Plan satisfies the requirements of Code Sections 401(a)(26) and 410(b) and the regulations thereunder including the exception for 401(k) plans. If, when applying the last day and Year of Service requirements, the Plan fails to satisfy the aforementioned requirements, additional Participants will be eligible to receive an allocation of Employer Contributions until the requirements are satisfied. Participants who are credited with a Year of Service, but not employed at Plan Year end, are the first category of additional Participants eligible to receive an allocation. If the requirements are still not satisfied, Participants credited with more than 500 Hours of Service and employed at Plan Year end are the next category of Participants eligible to receive an allocation. Finally, if necessary to satisfy the said requirements, any Participant credited with more than 500 Hours of Service will be eligible for an allocation of Employer Contributions. The Service requirement is not applicable with respect to any Plan Year during which the Employer's Plan is Top-Heavy. In the case of a non-Top-Heavy Plan, Participants must also have completed a Year of Service as defined in the Adoption Agreement. The Service requirement is not applicable with respect to any Plan Year during which the Employer's Plan is Top-Heavy.

5.4 ALLOCATING INVESTMENT EARNINGS AND LOSSES A Participant's share of investment earnings and any increase or decrease in the fair market value of the Fund shall be based on the proportionate value of all active accounts (other than accounts with segregated investments) as of the last Valuation Date less withdrawals since the last Valuation Date. If Employer contributions are made monthly, quarterly, or on some other systematic basis, the adjusted value of such accounts for allocation of investment income and gains or losses shall include one-half the Employer contributions for such period. If Employer and/or Employee contributions are not made on a systematic basis, it is assumed that they are made at the end of the valuation period and therefore will not receive an allocation of investment earnings and gains or losses for such period. Account balances not yet forfeited shall receive an allocation of earnings and/or losses. Accounts with segregated investments shall receive only the income or loss on such segregated investments.

Alternatively, at the Plan Administrator's option, all Employer contributions will be credited with an allocation of the actual investment earnings and gains and losses from the actual date of deposit of each such contribution until the end of the period. Accounts with segregated investments shall receive only the income or loss on such segregated investments. In no event shall the selection of a method of allocating gains and losses be used to discriminate in favor of the Highly Compensated Employees.

5.5 PARTICIPANT STATEMENTS Upon completing the allocations described above for the Valuation Date coinciding with the end of the Plan Year, the Employer shall prepare a statement for each Participant showing the additions to and subtractions from his or her account since the last such statement and the fair market value of his or her account as of the current Valuation Date. Employers so choosing may prepare Participant statements for each Valuation Date.

                                  ARTICLE VI

                    RETIREMENT BENEFITS AND DISTRIBUTIONS


6.1 NORMAL RETIREMENT BENEFITS A Participant shall be entitled to receive the balance held in his or her account from Employer contributions upon attaining Normal Retirement Age or at such earlier dates as the provisions of this Article VI may allow. If the Participant elects to continue working past his or her Normal Retirement Age, he or she will continue as an active Plan Participant and no distribution shall be made to such Participant until his or her actual retirement date unless the employer elects otherwise in the Adoption Agreement, or a minimum distribution is required by law. Settlement shall be made in the normal form, or if elected, in one of the optional forms of payment provided below.

6.2 EARLY RETIREMENT BENEFITS If the Employer so provides in the Adoption Agreement, an early retirement benefit will be available to individuals who meet the age and Service requirements. An individual who meets the Early Retirement Age requirements and separates from Service, will become fully vested, regardless of any vesting schedule which otherwise might apply. If a Participant separates from Service before satisfying the age requirements, but after having satisfied the Service requirement, he or she will be entitled to elect an Early Retirement Benefit upon satisfaction of the age requirement.

6.3      BENEFITS ON TERMINATION OF EMPLOYMENT

         (a) If a Participant terminates employment prior to Normal Retirement Age, such Participant shall be entitled to receive the vested balance held in his or her account payable at Normal Retirement Age in the normal form, or if elected, in one of the optional forms of payment provided hereunder. If applicable, the Early Retirement Benefit provisions may be elected. Notwithstanding the preceding sentence, a former Participant may, if allowed in the Adoption Agreement, make application to the Employer requesting early payment of any deferred vested and nonforfeitable benefit due.


         (b) If a Participant terminates employment, and the value of that Participant's Vested Account Balance derived from Employer and Employee Contributions is not greater than $3,500, the Participant may receive a lump sum distribution of the value of the entire vested portion of such account balance and the nonvested portion will be treated as a forfeiture. The Employer shall continue to follow their consistent policy as may be established, regarding immediate cash-outs of Vested Account Balances of $3,500 or less. For purposes of this Article, if the value of a Participant's Vested Account Balance is zero, the Participant shall be deemed to have received a distribution of such Vested Account Balance immediately following termination. Likewise, if the Participant is reemployed prior to incurring 5 consecutive 1-year Breaks in Service they will be deemed to have immediately repaid such distribution. For Plan Years beginning prior to 1989, a Participant's Vested Account Balance shall not include Qualified Voluntary Contributions.
                 Notwithstanding the above, if the Employer maintains or has maintained a policy of not distributing any amounts until the Participant's Normal Retirement Age, the Employer can continue to uniformly apply such policy.

         (c) If a Participant terminates Employment with a Vested Account Balance derived from Employer and Employee contributions in excess of $3,500, and elects (with his or her Spouse's consent) to receive 100% of the value of his or her Vested Account Balance in a lump sum, the non-vested portion will be treated as a forfeiture. Except as provided in paragraph 6.4(c), the Participant (and his or her Spouse) must consent to any distribution, when the Vested Account Balance described above exceeds $3,500 or if at the time of any prior distribution it exceeded $3,500. For Plan Years beginning prior to 1989, a Participant's Vested Account Balance shall not include Qualified Voluntary Contributions.

        (d) Distribution of less than 100% of the Participant's Vested Account Balance shall only be permitted if the Participant is fully vested upon termination of employment.

        (e) BUY BACK RULE If a Participant who is not 100% vested receives or is deemed to receive a distribution pursuant to subsection (a), (b) or (c) of this paragraph, and such Participant's non-vested benefit is forfeited hereunder, and if such Participant resumes employment covered under this Plan, the Participant shall have the right to repay to the Plan the full amount of the distribution attributable to Employer contributions on or before the earlier of the date that the Participant incurs 5 consecutive 1-year Breaks in Service following the date of distribution or five years after the first date on which the Participant is subsequently reemployed. In such event, the Participant's forfeiture shall be restored to his or her account as of the Valuation
                 Date at the end of the Plan Year following the date on which repayment of the distribution is received. Unless otherwise specified by the Employer in the Adoption Agreement, restoration of forfeitures will obtain from current year's forfeitures first, additional Employer contribution second and lastly from income or gain to the Plan for that Plan Year.

         (f) A Participant shall also have the option, to postpone payment of his or her Plan benefits until the first day of April following the calendar year in which he or she attains age 70-1/2. Any balance of a Participant's account resulting from his or her Employee contributions not previously withdrawn, if any, may be withdrawn by the Participant immediately following separation from Service.

         (g) If a Participant ceases to be an active Employee as a result of a Disability as defined at paragraph 1.21, such Participant shall be able to make an application for a disability retirement benefit payment. The Participant's account balance will be deemed "immediately distributable" as set forth in paragraph 6.4, and will be fully vested pursuant to paragraph 9.2.

6.4      RESTRICTIONS ON IMMEDIATE DISTRIBUTIONS

         (a) An account balance is immediately distributable if any part of the account balance could be distributed to the Participant (or Surviving Spouse) before the Participant attains (or would have attained if not deceased) the later of the Normal Retirement Age or age 62.

         (b) If the value of a Participant's Vested Account Balance derived from Employer and Employee Contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the account balance is immediately distributable, the Participant and his or her Spouse (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of such account balance. The consent of the Participant and the Spouse shall be obtained in writing within the 90-day period ending on the annuity starting date, which is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant and the Participant's Spouse of the right to defer any distribution until the later of the date on which the Participant attains (or would have attained if not decreased) the Normal Retirement Age or age 62. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code Section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the Annuity Starting Date.

         (c) Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a qualified Joint and Survivor Annuity while the account balance is immediately distributable. Furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to the Participant pursuant to paragraph 8.7 of the Plan, only the Participant need consent to the distribution of an account balance that is immediately distributable. Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or Code Section 415. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), and if the Employer does not maintain another Defined Contribution Plan [other than an employee stock ownership plan as defined in Code Section 4975(e)(7)], the Participant's account balance will, without the Participant's consent, be distributed to the Participant. However, if any entity within the same controlled group as the Employer maintains another Defined Contribution Plan [other than an employee stock ownership plan as defined in Code
                 Section 4975(e)(7)], then the Participant's account balance will be transferred without the Participant's consent, to the other Plan if the Participant does not consent to an immediate distribution.

         (d) For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after 1988, the Participant's Vested Account Balance shall not include amounts attributable to Qualified Voluntary Contributions.

         (e) In a profit-sharing plan in which distributions under Code Sections 401(a)(11) and 417 do not apply, such distributions may commence less than 30 days after the notice required under Regulations Section 1.411(a)-11(c) is given, provided that:

                 (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                 (2) the Participant, after receiving the notice, affirmatively elects a distribution.

6.5 NORMAL FORM OF PAYMENT The normal form of payment for a profit-sharing plan satisfying the requirements of paragraph 8.7 hereof shall be a lump sum with no option for annuity payments. For all other plans, the normal form of payment hereunder shall be a Qualified Joint and Survivor Annuity as provided under Article VIII. However, a Participant whose Vested Account Balance derived from Employer and Employee contributions exceeds $3,500, or if at the time of any prior distribution it exceeds $3,500, shall (with the consent of his or her Spouse) have the right to receive his or her benefit in a lump sum or in monthly, quarterly, semi-annual or annual payments from the Fund over any period not extending beyond the life expectancy of the Participant and his or her Beneficiary. For Plan Years beginning prior to 1989, a Participant's Vested Account Balance shall not include Qualified Voluntary Contributions. The normal form of payment shall be automatic, unless the Participant files a written request with the Employer prior to the date on which the benefit is automatically payable, electing a lump sum or installment payment option. No amendment to the Plan may eliminate one of the optional distribution forms listed above.

6.6      COMMENCEMENT OF BENEFITS

         (a) Unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the close of the Plan Year in which the latest of the following events occur:

                 (1) the Participant attains age 65 (or normal retirement age if earlier),

                 (2) the 10th anniversary of the year in which the Participant commenced participation in the Plan, or

                 (3)     the Participant terminates Service with the Employer.

         (b) Notwithstanding the foregoing, the failure of a Participant and Spouse (if necessary) to consent to a distribution while a benefit is immediately distributable, within the meaning of paragraph 6.4 hereof, shall be deemed an election to defer commencement of payment of any benefit sufficient to satisfy this paragraph.

         (c) Unless the Employer provides for an earlier commencement date in the Adoption Agreement, distributions of benefits will be made no later than 60 days following the close of the Plan Year during which a distribution is requested or otherwise becomes payable.

6.7 CLAIMS PROCEDURES Upon retirement, death, or other severance of employment, the Participant or his or her representative of such Participant may make application to the Employer requesting payment of benefits due and the manner of payment. If no application for benefits is made, the Employer shall automatically pay any vested benefit due hereunder in the normal form at the time prescribed at paragraph 6.5. If an application for benefits is made, the Employer shall accept, reject, or modify such request and shall notify the Participant in writing setting forth the response of the Employer and in the case of a denial or modification the Employer shall:

         (a)     state the specific reason or reasons for the denial,

         (b) provide specific reference to pertinent Plan provisions on which the denial is based,

         (c) provide a description of any additional material or information necessary for the Participant or his representative to perfect the claim and an explanation of why such material or information is necessary, and

         (d) explain the Plan's claim review procedure as contained in this Plan.

In the event the request is rejected or modified, the Participant or his representative may within 60 days following receipt by the Participant or representative of such rejection or modification, submit a written request for review by the Employer of its initial decision. Within 60 days following such request for review, the Employer shall render its final decision in writing to the Participant or representative stating specific reasons for such decision. If the Participant or representative is not satisfied with the Employer's final decision, the Participant or representative can institute an action in a federal court of competent jurisdiction; for this purpose, process would be served on the Employer.

6.8 IN-SERVICE WITHDRAWALS An Employee may withdraw all or any part of the fair market value of his or her Mandatory Contributions, Voluntary Contributions, Qualified Voluntary Contributions or Rollover Contributions, upon written request to the Employer. Transfer Contributions, which originate from a Plan meeting the safe-harbor provisions of paragraph 8.7, may also be withdrawn by an Employee upon written request to the Employer. Transfer Contributions not meeting the safe-harbor provisions may only be withdrawn upon retirement, death, Disability, termination or termination of the Plan, and will be subject to Spousal consent requirements contained in Code Sections 411(a)(11) and 417. No such withdrawals are permitted from a money purchase plan until the participant attains Normal Retirement Age. Such request shall include the Participant's address, social security number, birthdate, and amount of the withdrawal. If at the time a distribution of

Qualified Voluntary Contributions is received the Participant has not attained age 59-1/2 and is not disabled, as defined at Code Section 22(e)(3), the Participant will be subject to a federal income tax penalty, unless the distribution is rolled over to a qualified plan or individual retirement plan within 60 days of the date of distribution. A Participant may withdraw all or any part of the fair market value of his or her pre-1987 Voluntary Contributions with or without withdrawing the earnings attributable thereto. Post-1986 Voluntary Contributions may only be withdrawn along with a portion of the earnings thereon. The amount of the earnings to be withdrawn is determined by using the formula: DA[1-(V / V + E)], where DA is the distribution amount, V is the amount of Voluntary Contributions and V + E is the amount of Voluntary Contributions plus the earnings attributable thereto. A Participant withdrawing his or her other contributions prior to attaining age 59-1/2, will be subject to a federal tax penalty to the extent that the withdrawn amounts are includible in income. Unless the Employer provides otherwise in the Adoption Agreement, any Participant in a profit-sharing plan who is 100% fully vested in his or her Employer contributions may withdraw all or any part of the fair market value of any of such contributions, plus the investment earnings thereon, after attaining age 59-1/2 without separation from Service. In a profit-sharing plan where the Employer has so elected, the attainment of age 59-1/2 shall be deemed a distributable event. Such distributions shall not be eligible for redeposit to the Fund. A withdrawal under this paragraph shall not prohibit such Participant from sharing in any future Employer Contribution he or she would otherwise be eligible to share in. A request to withdraw amounts pursuant to this paragraph must if applicable, be consented to by the Participant's Spouse. The consent shall comply with the requirements of paragraph 6.4 relating to immediate distributions.

Elective Deferrals, Qualified Non-elective Contributions, and Qualified Matching Contributions, and income allocable to each are not distributable to a Participant or his or her Beneficiary or Beneficiaries, in accordance with such Participant's or Beneficiary's or Beneficiaries' election, earlier than upon separation from Service, death, or Disability. Such amounts may also be distributed upon:

         (a) Termination of the Plan without the establishment of another Defined Contribution Plan.

         (b) The disposition by a corporation to an unrelated corporation of substantially all of the assets [within the meaning of Code
                 Section 409(d)(2)] used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets.

         (c) The disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary [within the meaning of Code Section 409(d)(3)] if such corporation continues to maintain this plan, but only with respect to Employees who continue employment with such subsidiary.

         (d)     The attainment of age 59-1/2.

         (e)     The Hardship of the Participant as described in paragraph 6.9.

All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the Spousal and Participant consent requirements, if applicable, contained in Code Sections 401(a)(11) and 417.

6.9 HARDSHIP WITHDRAWALS If permitted by the Trustee/Custodian and the Employer in the Adoption Agreement, a Participant may request a Hardship withdrawal. If the Participant has not attained age 59-1/2, the Participant may be subject to a federal income tax penalty. Such request shall be in writing to the Employer who shall have sole authority to authorize a hardship withdrawal, pursuant to the rules below.

Hardship withdrawals may include Elective Deferrals regardless of when contributed and any earnings accrued and credited thereon as of the last day of the Plan Year ending before July 1, 1989 and Employer related contributions, including but not limited to Employer Matching Contributions, plus the investment earnings thereon to the extent vested. Qualified Matching Contributions, Qualified Non-Elective Contributions and Elective Deferrals reclassified as Voluntary Contributions plus the investment earnings thereon are only available for Hardship withdrawal prior to age 59-1/2 to the extent that they were credited to the Participant's Account as of the last day of the Plan Year ending prior to July 1, 1989. The Plan Administrator may limit withdrawals to Elective Deferrals and the earnings thereon as stipulated above. For purposes of this section, a hardship is defined as an immediate and heavy financial need of the Participant where the Participant lacks other available resources to meet the need. Hardship withdrawals are subject to the Spousal consent requirements contained in Code Section 401(a)(11) and 417.

Only the following reasons are valid to obtain hardship withdrawal:

         (a) medical expenses [within the meaning of Code Section 213(d)] of the Participant, his or her Spouse, children and other dependents,

         (b) the purchase (excluding mortgage payments) of a principal residence for the Participant,

         (c) payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his or her Spouse, children or other dependents, or

         (d) the need to prevent eviction of the Employee from or a foreclosure on the mortgage of, the Employee's principal residence.

Furthermore, conditions (e), (f) and (h) below must be met in a cash or deferred profit-sharing plan in order for a withdrawal to be authorized, while condition
(g) applies to all profit-sharing plans including cash or deferred plans.

         (e) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer.

         (f) All plans maintained by the Employer (other than flexible benefit plans under Code Section 125 providing for current benefits) shall provide that the Employee's Elective Deferrals and Voluntary Contributions will be suspended for twelve months after the receipt of the Hardship distribution.

         (g) The distribution is not in excess of the amount of the immediate and heavy financial need [(a) through (d)] above. Heavy financial need includes amounts necessary to pay any Federal, State or local income taxes or penalties reasonably anticipated to result from the distribution.

         (h) All plans maintained by the Employer provide that an Employee may not make Elective Deferrals for the Employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code
                 Section 402(g) for such taxable year, less the amount of such Employee's pre-tax contributions for the taxable year of the hardship distribution.

         (i) If a distribution is made at a time when a Participant has a nonforfeitable right to less than 100% of the account balance derived from Employer contributions and the Participant may increase the nonforfeitable percentage in the account:

                        (1) A separate sub-account will be established for the Participant's interest in the Plan as of the time of the distribution, and

                        (2) At any relevant time the Participant's nonforfeitable portion of the separate account will be equal to an amount ("X") determined by the formula:

                                        X = P (AB + D) - D

                 For purposes of applying the formula: "P" is the nonforfeitable percentage at the relevant time, "AB" is the account balance at the relevant time, and "D" is the amount of the distribution.

6.10 PREVIOUS DISTRIBUTION OPTIONS Notwithstanding any restrictions required by law, any payment or distribution option previously offered by the Adopting Employer in a predecessor plan to this Plan shall continue to be offered to eligible Participants under this Plan. Such payment or distribution options shall be specifically set forth in the Adoption Agreement in the Distribution Options section.

                                   ARTICLE VII

                            DISTRIBUTION REQUIREMENTS


7.1 JOINT AND SURVIVOR ANNUITY REQUIREMENTS All distributions made under the terms of this Plan must comply with the provisions of Article VIII including, if applicable, the safe harbor provisions thereunder.

7.2 MINIMUM DISTRIBUTION REQUIREMENTS All distributions required under this Article shall be determined and made in accordance with the minimum distribution requirements of Code Section 401(a)(9) and the regulations thereunder, including the minimum distribution incidental benefit rules found at Regulations Section 1.401(a)(9)-2. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's Required Beginning Date. Life expectancy and joint and last survivor life expectancy are computed by using the expected return multiples found in Tables V and VI of Regulations Section 1.72-9. Life expectancies of the Participant, Spouse (or Surviving Spouse) or non-Spouse beneficiary shall be calculated as specified in the adoption agreement. The life expectancy of a non-Spouse beneficiary however, may not be recalculated annually.

7.3 LIMITS ON DISTRIBUTION PERIODS As of the First Distribution Calendar Year, distributions if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

         (a)     the life of the Participant,

         (b)     the life of the Participant and a Designated Beneficiary,

         (c) a period certain not extending beyond the life expectancy of the Participant, or

         (d) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated beneficiary.

7.4      REQUIRED DISTRIBUTIONS ON OR AFTER THE REQUIRED BEGINNING DATE

         (a) If a participant's benefit is to be distributed over (1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's Designated Beneficiary or (2) a period not extending beyond the life expectancy of the Designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the First Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant's benefit by the Applicable Life Expectancy.

         (b) For calendar years beginning before 1989, if the Participant's Spouse is not the Designated Beneficiary, the method of distribution selected must have assured that at least 50% of the Present Value of the amount available for distribution was to be paid within the life expectancy of the Participant.

         (c) For calendar years beginning after 1988, the amount to be distributed each year, beginning with distributions for the First Distribution Calendar Year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the Applicable Life Expectancy or (2) if the Participant's Spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Regulations Section 1.401(a)(9)-2. Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy as the relevant divisor without regard to Regulations Section 1.401(a)(9)-2.

         (d) The minimum distribution required for the Participant's First Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

         (e) If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Code Section 401(a)(9) and the Regulations thereunder.

         (f) For purposes of determining the amount of the required distribution for the First Distribution Calendar Year, the account balance to be used is the account balance determined as of the last valuation preceding the First Distribution Calendar Year. This balance will be increased by the amount of any contributions or forfeitures allocated to the account balance after the valuation date but before the last day of such preceding calendar year. Such balance will also be decreased by distributions made after the Valuation Date but before the last day of such preceding Calendar Year. For all other years, the account balance to be used is the last valuation preceding such Distribution Calendar Year.

         (g) For purposes of subparagraph 7.4(f), if any portion of the minimum distribution for the First Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

7.5      REQUIRED BEGINNING DATE

         (a) General Rule. The Required Beginning Date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2.

         (b) Transitional Rules. The Required Beginning Date of a Participant who attains age 70-1/2 before 1988, shall be determined in accordance with (1) or (2) below:

                  (1) Non-5-percent owners. The Required Beginning Date of a Participant who is not a 5-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70- 1/2 occurs. In the case of a Participant who is not a 5-percent owner who attains age 70-1/2 during 1988 and who has not retired as of January 1, 1989, the Required Beginning Date is April 1 1990.

                  (2) 5-percent owners. The Required Beginning Date of a Participant who is a 5-percent owner during any year beginning after 1979, is the first day of April following the later of:

                           (i) the calendar year in which the Participant attains age 70-1/2, or

                           (ii) the earlier of the calendar year with or within which ends the plan year in which the Participant becomes a 5- percent owner, or the calendar year in which the Participant retires.

         (c) A Participant is treated as a 5-percent owner for purposes of this Paragraph if such Participant is a 5-percent owner as defined in Code Section 416(i) (determined in accordance with Code Section 416 but without regard to whether the Plan is Top-Heavy) at any time during the Plan Year ending with or within the calendar year in which such Owner attains age 66-1/2 or any subsequent Plan Year.

         (d) Once distributions have begun to a 5-percent owner under this paragraph, they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

7.6      TRANSITIONAL RULE

         (a) Notwithstanding the other requirements of this Article and subject to the requirements of Article VIII, Joint and Survivor Annuity Requirements, distribution on behalf of any Employee, including a 5-percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

                  (1) The distribution by the Trust is one which would not have disqualified such Trust under Code Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

                  (2) The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Trust is being distributed or, if the Employee is deceased, by a beneficiary of such Employee.

                  (3) Such designation was in writing, was signed by the Employee or the beneficiary, and was made before 1984.

                  (4) The Employee had accrued a benefit under the Plan as of December 31, 1983.

                  (5) The method of distribution designated by the Employee or the beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the beneficiaries of the Employee listed in order of priority.

         (b) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

         (c) For any distribution which commences before 1984, but continues after 1983, the Employee or the beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subparagraphs (a)(1) and (a)(5) above.

         (d) If a designation is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) and the regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code Section 401(a)(9) and the regulations thereunder, but for the section 242(b)(2) election of the Tax Equity and Fiscal Responsibility Act of 1982. For calendar years beginning after 1988, such distributions must meet the minimum distribution incidental benefit requirements in Regulations Section 1.401(a)(9)-2. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of the regulations shall apply.

7.7 DESIGNATION OF BENEFICIARY FOR DEATH BENEFIT Each Participant shall file a written designation of beneficiary with the Employer upon qualifying for participation in this Plan. Such designation shall remain in force until revoked by the Participant by filing a new beneficiary form with the Employer. If provided for in the Adoption Agreement, a Participant may elect to have a portion of his or her account balance invested in an insurance contract. If an insurance contract is purchased under the Plan, the Trustee must be named as Beneficiary under the terms of the contract. However, the Participant shall designate a Beneficiary to receive the proceeds of the contract after settlement is received by the Trustee. Under a profit-sharing plan satisfying the requirements of paragraph 8.7 hereof, the Designated Beneficiary shall be the Participant's Surviving Spouse, if any, unless such Spouse properly consents otherwise.

7.8 NONEXISTENCE OF BENEFICIARY Any portion of the amount payable hereunder which is not disposed of because of the Participant's or former Participant's failure to designate a beneficiary, or because all of the Designated Beneficiaries predeceased the Participant, shall be paid to his or her Spouse. If the Participant has no Spouse at the time of death, payment shall be made to the personal representative of his or her estate in a lump sum.

7.9 DISTRIBUTION BEGINNING BEFORE DEATH If the Participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

7.10 DISTRIBUTION BEGINNING AFTER DEATH If the Participant dies before distribution of his or her interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (a) or (b) below:

         (a) If any portion of the Participant's interest is payable to a Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

         (b) If the Designated Beneficiary is the Participant's surviving Spouse, the date distributions are required to begin in accordance with (a) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the participant died or (2) December 31 of the calendar year in which the Participant would have attained age 70-1/2.

If the Participant has not made an election pursuant to this paragraph 7.10 by the time of his or her death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, then distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

For purposes of this paragraph if the Surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions of this paragraph with the exception of paragraph (b) herein, shall be applied as if the Surviving Spouse were the Participant.

For purposes of paragraph 7.9 and this paragraph, any amount paid to a child of the Participant will be treated as if it had been paid to the Surviving Spouse if the amount becomes payable to the Surviving Spouse when the child attains the age of majority.

Distribution of a Participant's interest in the Plan is considered to begin on the Participant's Required Beginning Date (or if applicable, the date distribution is required to begin to the Surviving Spouse who takes instead of the Participant). If distribution in the form of an annuity irrevocably commences to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

7.11     DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS

         (a) Notwithstanding any other provision of the Plan, Elective Deferrals plus any income and minus any loss allocable thereto, shall be distributed no later than April 15, 1988, and each April 15 thereafter, to Participants to whose accounts Excess Elective Deferrals were allocated for the preceding taxable year, and who claim Excess Elective Deferrals for such taxable year. Excess Elective Deferrals shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15th following the close of the Participant's taxable year. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of this Employer.

         (b) The Participant's claim shall be in writing; shall be submitted to the Plan Administrator not later than March 1 of each year; shall specify the amount of the Participant's Excess Elective Deferrals for the preceding taxable year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Elective Deferrals, when added to amounts deferred under other plans or arrangements described in Code Sections 401(k), 408(k) [Simplified Employee Pensions], or 403(b) [annuity programs for public schools and charitable organizations] will exceed the $7,000 limit as adjusted under Code Section 415(d) imposed on the Participant by Code Section 402(g) for the year in which the deferral occurred.

         (c) ADJUSTED BALANCE METHOD Excess Elective Deferrals shall be adjusted for any income or loss up to the end of the taxable year, during which such excess was deferred. Income or loss will be calculated under any reasonable method, provided it does not violate the general nondiscrimination requirements of Code Section 401(a)(4), the regulations under Code Section 401(k), and is consistently used for all Participants for their corrective distributions and is used by the Plan for income allocations to Participants' accounts.

         (d) If the Participant receives a return of his or her Elective Deferrals, the amount of such contributions which are returned must be brought into the Employee's taxable income.

7.12     DISTRIBUTIONS OF EXCESS CONTRIBUTIONS (ADP AMOUNTS)

         (a) Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees. Excess Contributions shall be allocated to Participants who are subject to the Family Member aggregation rules of Code Section 414(q)(6) in the manner prescribed by the regulations.

         (b) Excess Contributions (including the amounts recharacterized) shall be treated as Annual Additions under the Plan.

         (c) Excess Contributions shall be adjusted for any income or loss up to the end of the Plan Year. Income or loss will be calculated under any reasonable method, provided it does not violate the general nondiscrimination requirements of Code
                  Section 401(a)(4), the regulations under Code Section 401(k), and is consistently used for all Participants for their corrective distributions and is used by the Plan for income allocations to Participants' accounts.

         (d) PROPORTIONATE DISTRIBUTION Excess Contributions shall be distributed from the Participant's Elective Deferral account and Qualified Matching Contribution account (if applicable) in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant's Qualified Non-Elective Contribution account only to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral account and Qualified Matching Contribution account.

7.13     DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS (ACP AMOUNTS)

         (a) Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if the employer so elects in the Adoption Agreement, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions shall be allocated to Participants who are subject to the Family Member aggregation rules of Code Section 414(q)(6) in the manner prescribed by the regulations. If such Excess Aggregate Contributions are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as Annual Additions under the plan.

         (b) Excess Aggregate Contributions shall be adjusted for any income or loss up to the end of the Plan Year. The income or loss allocable to Excess Aggregate Contributions is the sum of income or loss for the Plan Year allocable to the Participant's Voluntary Contribution account, Matching Contribution account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Non-Elective Contribution account and Elective Deferral account. Income or loss will be calculated under the method used to calculate investment earnings and losses elsewhere in the Plan.

         (c) Forfeitures of Excess Aggregate Contributions may either be reallocated to the accounts of non-Highly Compensated Employees or applied to reduce Employer contributions, as elected by the Employer in the Adoption Agreement.

         (d) Excess Aggregate Contributions shall be forfeited if such amount is not vested. If vested, such excess shall be distributed on a pro-rata basis from the Participant's Voluntary Contribution account (and, if applicable, the Participant's Qualified Non-Elective Contribution account or Elective Deferral account, or both).

                                  ARTICLE VIII

                    JOINT AND SURVIVOR ANNUITY REQUIREMENTS


8.1 APPLICABILITY OF PROVISIONS The provisions of this Article shall apply to any Participant who is credited with at least one Hour of Service with the Employer on or after August 23, 1984 and such other Participants as provided in paragraph 8.8.

8.2 PAYMENT OF QUALIFIED JOINT AND SURVIVOR ANNUITY Unless an optional form of benefit is selected pursuant to a Qualified Election within the 90-day period ending on the Annuity Starting Date, a married Participant's Vested Account Balance will be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant's Vested Account Balance will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the Early Retirement Age under the Plan.

8.3 PAYMENT OF QUALIFIED PRE-RETIREMENT SURVIVOR ANNUITY Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, if a Participant dies before the Annuity Starting Date then the Participant's Vested Account Balance shall be applied towards the purchase of an annuity for the life of the Surviving Spouse. The Surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.

A Participant who does not meet the age 35 requirement set forth in the Election Period as of the end of any current Plan Year may make a special qualified election to waive the qualified Pre-retirement Survivor annuity for the period beginning the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the Qualified Pre-retirement Survivor Annuity in such terms as are comparable to the explanation required under paragraph 8.5. Qualified Pre-retirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Article.

8.4 QUALIFIED ELECTION A Qualified Election is an election to either waive a Qualified Joint and Survivor Annuity or a qualified pre-retirement survivor annuity. Any such election shall not be effective unless:

         (a)      the Participant's Spouse consents in writing to the election;

         (b) the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent);

         (c)      the Spouse's consent acknowledges the effect of the election;
                  and

         (d) the Spouse's consent is witnessed by a Plan representative or notary public.

Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of the Plan Administrator that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in paragraphs
8.5 and 8.6 below.

8.5 NOTICE REQUIREMENTS FOR QUALIFIED JOINT AND SURVIVOR ANNUITY The Plan Administrator shall provide each Participant a written explanation of:

         (a)      the terms and conditions of a Qualified Joint and Survivor
                  Annuity;

         (b) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit;

         (c)      the rights of a Participant's Spouse; and

         (d) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

Such notice shall be provided not less than 30 days and no more than 90 days prior to the Annuity Starting Date.

8.6 NOTICE REQUIREMENTS FOR QUALIFIED PRE-RETIREMENT SURVIVOR ANNUITY The Plan Administrator shall provide each Participant a written explanation of the qualified pre-retirement survivor annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of paragraph 8.5 applicable to a Qualified Joint and Survivor Annuity. Such explanation shall be provided within whichever of the following periods ends last:

         (a) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

         (b) a reasonable period ending after the individual becomes a Participant;

         (c) a reasonable period ending after this Article first applies to the Participant.

Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from Service in the case of a Participant who separates from Service before attaining age 35.

For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (b) and (c) is the end of the two-year period beginning one-year prior to the date the applicable event occurs, and ending one-year after that date. In the case of a Participant who separates from Service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant subsequently returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

8.7      SPECIAL SAFE-HARBOR EXCEPTION FOR CERTAIN PROFIT-SHARING PLANS

         (a) This paragraph shall apply to a Participant in a profit-sharing plan, and to any distribution, made on or after the first day of the first plan year beginning after 1988, from or under a separate account attributable solely to Qualified Voluntary contributions, as maintained on behalf of a Participant in a money purchase pension plan, (including a target benefit plan) if the following conditions are satisfied:

                  (1) the Participant does not or cannot elect payments in the form of a life annuity; and

                  (2) on the death of a Participant, the Participant's Vested Account Balance will be paid to the Participant's Surviving Spouse, but if there is no Surviving Spouse, or if the Surviving Spouse has consented in a manner conforming to a Qualified Election, then to the Participant's Designated Beneficiary.

                  The Surviving Spouse may elect to have distribution of the Vested Account Balance commence within the 90-day period following the date of the Participant's death. The account balance shall be adjusted for gains or losses occurring after the Participant's death in accordance with the provisions of the Plan governing the adjustment of account balances for other types of distributions. These safe-harbor rules shall not be operative with respect to a Participant in a profit-sharing plan if that plan is a direct or indirect transferee of a Defined Benefit Plan, money purchase plan, a target benefit plan, stock bonus plan, or profit-sharing plan which is subject to the survivor annuity requirements of Code
                  Section 401(a)(11) and Code Section 417, and would therefore have a Qualified Joint and Survivor Annuity as its normal form of benefit.

         (b) The Participant may waive the spousal death benefit described in this paragraph at any time provided that no such waiver shall be effective unless it satisfies the conditions described in paragraph 8.4 (other than the notification requirement referred to therein) that would apply to the Participant's waiver of the Qualified Pre- Retirement Survivor Annuity.

         (c) If this paragraph 8.7 is operative, then all other provisions of this Article other than paragraph 8.8 are inoperative.

8.8 TRANSITIONAL JOINT AND SURVIVOR ANNUITY RULES Special transition rules apply to Participants who were not receiving benefits on August 23, 1984.

         (a) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous paragraphs of this Article, must be given the opportunity to elect to have the prior paragraphs of this Article apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor Plan in a Plan Year beginning on or after January 1, 1976 and such Participant had at least 10 Years of Service for vesting purposes when he or she separated from Service.

         (b) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan or a predecessor Plan on or after September 2, 1974, and who is not otherwise credited with any Service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with paragraph 8.9.

         (c)      The respective opportunities to elect [as described in (a) and
                  (b) above] must be afforded to the appropriate Participants during the period commencing on August 23, 1984 and ending on the date benefits would otherwise commence to said Participants.

8.9 AUTOMATIC JOINT AND SURVIVOR ANNUITY AND EARLY SURVIVOR ANNUITY Any Participant who has elected pursuant to paragraph 8.8(b) and any Participant who does not elect under paragraph 8.8(a) or who meets the requirements of paragraph 8.8(a), except that such Participant does not have at least 10 years of vesting Service when he or she separates from Service, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity.

         (a) Automatic Joint and Survivor Annuity. If benefits in the form of a life annuity become payable to a married Participant who:

                  (1) begins to receive payments under the Plan on or after Normal Retirement Age, or

                  (2) dies on or after Normal Retirement Age while still working for the Employer, or

                  (3) begins to receive payments on or after the Qualified Early Retirement Age, or

                  (4) separates from Service on or after attaining Normal Retirement (or the Qualified Early Retirement Age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits, then such benefits will be received under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the Election Period. The Election Period must begin at least 6 months before the Participant attains Qualified Early Retirement Age and end not more than 90 days before the commencement of benefits. Any such election will be in writing and may be changed by the Participant at any time.

      (b) Election of Early Survivor Annuity. A Participant who is employed after attaining the Qualified Early Retirement Age will be given the opportunity to elect, during the Election Period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the Participant at any time. The Election Period begins on the later of:

                  (1) the 90th day before the Participant attains the Qualified Early Retirement Age, or

                  (2)      the date on which participation begins,

                           and ends on the date the Participant terminates employment.

8.10 ANNUITY CONTRACTS Any annuity contract distributed under this Plan must be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan.

                                   ARTICLE IX

                                    VESTING


9.1 EMPLOYEE CONTRIBUTIONS A Participant shall always have a 100% vested and nonforfeitable interest in his or her Elective Deferrals, Voluntary Contributions, Qualified Voluntary Contributions, Rollover Contributions, and Transfer Contributions plus the earnings thereon. No forfeiture of Employer related contributions (including any minimum contributions made under paragraph
14.2 hereof) will occur solely as a result of an Employee's withdrawal of any Employee contributions.

9.2 EMPLOYER CONTRIBUTIONS A Participant shall acquire a vested and nonforfeitable interest in his or her account attributable to Employer contributions in accordance with the table selected in the Adoption Agreement, provided that if a Participant is not already fully vested, he or she shall become so upon attaining Normal Retirement Age, Early Retirement Age, on death prior to normal retirement, on retirement due to Disability, or on termination of the Plan.

9.3 COMPUTATION PERIOD The computation period for purposes of determining Years of Service and Breaks in Service for purposes of computing a Participant's nonforfeitable right to his or her account balance derived from Employer contributions shall be determined by the Employer in the Adoption Agreement. If the Employer provides for other than full and immediate vesting and does not designate otherwise, the Computation Period shall be the Plan Year. In the event a former Participant with no vested interest in his or her Employer contribution account requalifies for participation in the Plan after incurring a Break in Service, such Participant shall be credited for vesting with all pre-break and post-break Service.

9.4 REQUALIFICATION PRIOR TO FIVE CONSECUTIVE ONE-YEAR BREAKS IN SERVICE The account balance of such Participant shall consist of any undistributed amount in his or her account as of the date of re-employment plus any future contributions added to such account plus the investment earnings on the account. The Vested Account Balance of such Participant shall be determined by multiplying the Participant's account balance (adjusted to include any distribution or redeposit made under paragraph 6.3) by such Participant's vested percentage. All Service of the Participant, both prior to and following the break, shall be counted when computing the Participant's vested percentage.

9.5 REQUALIFICATION AFTER FIVE CONSECUTIVE ONE-YEAR BREAKS IN SERVICE If such Participant is not fully vested upon re-employment, a new account shall be established for such Participant to separate his or her deferred vested and nonforfeitable account, if any, from the account to which new allocations will be made. The Participant's deferred account to the extent remaining shall be fully vested and shall continue to share in earnings and losses of the Fund. When computing the Participant's vested portion of the new account, all pre-break and post-break Service shall be counted. However, notwithstanding this provision, no such former Participant who has had five consecutive one-year Breaks in Service shall acquire a larger vested and nonforfeitable interest in his or her prior account balance as a result of requalification hereunder.

9.6 CALCULATING VESTED INTEREST A Participant's vested and nonforfeitable interest shall be calculated by multiplying the fair market value of his or her account attributable to Employer contributions on the Valuation Date preceding distribution by the decimal equivalent of the vested percentage as of his or her termination date. The amount attributable to Employer contributions for purposes of the calculation includes amounts previously paid out pursuant to paragraph
6.3 and not repaid. The Participant's vested and nonforfeitable interest, once calculated above, shall be reduced to reflect those amounts previously paid out to the Participant and not repaid by the Participant. The Participant's vested and nonforfeitable interest so determined shall continue to share in the investment earnings and any increase or decrease in the fair market value of the Fund up to the Valuation Date preceding or coinciding payment.

9.7 FORFEITURES Any balance in the account of a Participant who has separated from Service to which he or she is not entitled under the foregoing provisions, shall be forfeited and applied as provided in the Adoption Agreement. If not specified otherwise in the Adoption Agreement, forfeitures will be allocated to Participants in the same manner as the Employer's contribution. A forfeiture may only occur if the Participant has received a distribution under paragraphs 6.3(a) and (b) from the Plan or if the Participant has incurred five consecutive 1-year Breaks in Service. Forfeitures shall inure only to the accounts of Participants of the adopting Employer's plan. No forfeiture will occur solely as a result of a Participant's withdrawal of his or her Employee contributions. If not specified otherwise in the Adoption Agreement, forfeitures shall occur and be allocated at the end of the Plan Year during which the former Participant incurs five consecutive one-year Breaks in Service. Reallocation of forfeitures shall be made no later than one year after a cash out or the occurrence of the Participant's fifth consecutive one year Break in Service. If a Participant's Vested Account Balance is forfeited because the Participant or Designated Beneficiary cannot be found, such benefit will be reinstated if a claim is made by the Participant or Designated Beneficiary. Furthermore, a Highly Compensated Employee's Matching Contributions may be forfeited, even if vested, if the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions.

9.8 AMENDMENT OF VESTING SCHEDULE No amendment to the Plan shall have the effect of decreasing a Participant's vested interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective. Further, if the vesting schedule of the Plan is amended, or the Plan is amended in any way that directly or indirectly affects the computation of any Participant's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a Top-Heavy vesting schedule, each Participant with at least three Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have his or her nonforfeitable percentage computed under the Plan without regard to such amendment or change. For Participant's who do not have at least one Hour of Service in any Plan Year beginning after 1988, the preceding sentence shall be applied by substituting "Five Years of Service" for "Three Years of Service" where such language appears. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the later of:

         (a)      60 days after the amendment is adopted;

         (b)      60 days after the amendment becomes effective; or

         (c) 60 days after the Participant is issued written notice of the amendment by the Employer or the Trustee/Custodian. If the Trustee/Custodian is asked to so notify, the Fund will be charged for the costs thereof.

No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's account balance may be reduced to the extent permitted under section 412(c)(8) of the Code (relating to financial hardships). For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit.

9.9 SERVICE WITH CONTROLLED GROUPS All Years of Service with other members of a controlled group of corporations [as defined in Code Section 414(b)], trades or businesses under common control [as defined in Code Section 414(c)], or members of an affiliated service group [as defined in Code Section 414(m)] shall be considered for purposes of determining a Participant's nonforfeitable percentage.

                                   ARTICLE X

                           LIMITATIONS ON ALLOCATIONS
                         AND ANTIDISCRIMINATION TESTING


10.1 PARTICIPATION ONLY IN THIS PLAN If the Participant does not participate in and has never participated in another qualified plan, a Welfare Benefit Fund (as defined in paragraph 1.89) or an individual medical account, as defined in Code Section 415(l)(2), maintained by the adopting Employer, which provides an Annual Addition as defined in paragraph 1.4, the amount of Annual Additions which may be credited to the Participant's account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount. Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimate of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

10.2 DISPOSITION OF EXCESS ANNUAL ADDITIONS If pursuant to paragraph 10.1 or as a result of the allocation of forfeitures, there is an Excess Amount, the excess will be disposed of under one of the following methods as determined in the Adoption Agreement. If no election is made in the Adoption Agreement then method "(a)" below shall apply.

         (a)      Suspense Account Method

                  (1) Any Elective Deferrals, nondeductible Employee Voluntary Contributions or required Voluntary Contributions to the extent they reduce the Excess Amount, will be returned to the Participant;

                  (2) If after the application of paragraph (1) an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's account will be used to reduce Employer contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary;

                  (3) If after the application of paragraph (1) an Excess Amount still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including allocation of any forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary;

                  (4) If a suspense account is in existence at any time during the Limitation Year pursuant to this paragraph, it will not participate in the allocation of investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' accounts before any Employer contributions or any Employee or Voluntary Contributions may be made to the Plan for that Limitation Year. Excess amounts other than excess Elective Deferrals which may be returned to Participants under Paragraph 1.35 may not be distributed to Participants or former Participants.

         (b)      Spillover Method

                  (1) Any Elective Deferrals, nondeductible Employee Voluntary or required Voluntary Contributions, to the extent they reduce the Excess Amount, will be returned to the Participant.

                  (2) Any Excess Amount which would be allocated to the account of an individual Participant under the Plan's allocation formula will be reallocated to other Participants in the same manner as other Employer contributions. No such reallocation shall be made to the extent that it will result in an Excess Amount being created in such Participant's own account.

                  (3) To the extent that amounts cannot be reallocated under (1) above, the suspense account provisions of
                           (a) above will apply.

10.3 PARTICIPATION IN THIS PLAN AND ANOTHER PROTOTYPE DEFINED CONTRIBUTION PLAN, WELFARE BENEFIT FUND OR INDIVIDUAL MEDICAL ACCOUNT MAINTAINED BY THE EMPLOYER The Annual Additions which may be credited to a Participant's account under this Plan for any Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's account under the other plans and Welfare Benefit Funds and individual medical accounts as defined in Code Section 415(l)(2), maintained by the Employer which provides an Annual Addition as defined in paragraph 1.4 for the same Limitation Year. If the Annual Additions, with respect to the Participant under other Defined Contribution Plans and Welfare Benefit Funds maintained by the Employer, are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other Defined Contribution Plans and Welfare Benefit Funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's account under this Plan for the Limitation Year. Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in paragraph 10.1. As soon as administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

10.4 DISPOSITION OF EXCESS ANNUAL ADDITIONS UNDER TWO PLANS If, pursuant to paragraph 10.3 or as a result of forfeitures, a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated except that Annual Additions attributable to a Welfare Benefit Fund or individual medical account as defined in Code Section 415(l)(2) will be deemed to have been allocated first regardless of the actual allocation date. If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

         (a)      the total Excess Amount allocated as of such date, times

         (b)      the ratio of:

                  (1) the Annual Additions allocated to the Participant for the Limitation Year as of such date under the Plan, to

                  (2) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified Master or Prototype Defined Contribution Plans.

Any Excess Amount attributed to this Plan will be disposed of in the manner described in paragraph 10.2.

10.5 PARTICIPATION IN THIS PLAN AND ANOTHER DEFINED CONTRIBUTION PLAN WHICH IS NOT A MASTER OR PROTOTYPE PLAN If the Participant is covered under another qualified Defined Contribution Plan maintained by the Employer which is not a Master or Prototype Plan, Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year will be limited in accordance with paragraphs 10.3 and 10.4 as though the other plan were a Master or Prototype Plan, unless the Employer provides other limitations in the Adoption Agreement.

10.6 PARTICIPATION IN THIS PLAN AND A DEFINED BENEFIT PLAN If the Employer maintains, or at any time maintained, a qualified Defined Benefit Plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation Year. For any Plan Year during which the Plan is Top-Heavy, the Defined Benefit and Defined Contribution Plan Fractions shall be calculated in accordance with Code Section 416(h). The Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year will be limited in accordance with the provisions set forth in the Adoption Agreement.

10.7 AVERAGE DEFERRAL PERCENTAGE [ADP OR 401(K)] TEST With respect to any Plan Year, the Average Deferral Percentage for Participants who are Highly Compensated Employees and the Average Deferral Percentage for Participants who are non-Highly Compensated Employees must satisfy one of the following tests:





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         (a)      BASIC TEST The Average Deferral Percentage for Participants
                  who are Highly Compensated Employees for the Plan Year is not more than 1.25 times the Average Deferral Percentage for Participants who are non-Highly Compensated Employees for the same Plan Year, or

         (b) ALTERNATIVE TEST The Average Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Years does not exceed the Average Deferral Percentage for Participants who are non-Highly Compensated Employees for the same Plan Year by more than 2 percentage points provided that the Average Deferral Percentage for Participants who are Highly Compensated Employees is not more than 2.0 times the Average Deferral Percentage for Participants who are non-Highly Compensated Employees.

10.8     SPECIAL RULES RELATING TO APPLICATION OF ADP TEST

         (a) ADDITIONAL EMPLOYER 401(K) PLANS The Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in Code Section 401(k), that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Non-Elective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

         (b) PLAN AGGREGATION In the event that this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4), or 410(b), only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Section shall be applied by determining the Actual Deferral Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after 1989, plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year.

         (c) FAMILY MEMBER AGGREGATION For purposes of determining the Actual Deferral Percentage of a Participant who is a 5-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) and Compensation of such Participants shall include the Elective Deferrals (and, if applicable, Qualified Non-Elective





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                  Contributions and Qualified Matching Contributions, or both)
                  for the Plan Year of Family Members as defined in paragraph
                  1.36 of this Plan. Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate Employees in determining the ADP both for Participants who are non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

         (d) TIMING OF CONTRIBUTIONS For purposes of determining the ADP test, Elective Deferrals, Qualified Non-Elective Contributions and Qualified Matching Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate. In the event of repeal of the family aggregation rules under Code Section 414(q)(6), all applications of those rules under this Plan shall cease as of the effective date of such repeal.

         (e) DOCUMENTATION The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, used in such test.

         (f) ADDITIONAL IRS REQUIREMENTS The determination and treatment of the Actual Deferral Percentage amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

10.9 RECHARACTERIZATION If the Employer allows for Voluntary Contributions in the Adoption Agreement, a Participant may treat his or her Excess Contributions as an amount distributed to the Participant and then contributed by the Participant to the Plan. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other Employee Contributions made by that Employee would exceed any stated limit under the Plan on Voluntary Contributions. Recharacterization must occur no later than two and one-half months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant's tax year in which the Participant would have received them in cash.

10.10 AVERAGE CONTRIBUTION PERCENTAGE [ACP OR 401(M)] TEST If the Employer makes Matching Contributions or if the Plan allows Employees to make Voluntary Contributions the Plan must meet additional nondiscrimination requirements provided under Code Section 401(m). If Employee Contributions (including any Salary Savings Contributions recharacterized as Voluntary Contributions) are made pursuant to this Plan, then in addition to the ADP test referenced in paragraph 10.7, the Average Contribution Percentage test is also applicable. The Average Contribution Percentage for Participants who are Highly Compensated Employees for each Plan Year and the Average Contribution Percentage for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:





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

         (a) BASIC TEST The Average Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

         (b) ALTERNATIVE TEST The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by two (2), provided that the Average Contribution Percentage for Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Participants who are non-Highly Compensated Employees by more than two (2) percentage points.

10.11    SPECIAL RULES RELATING TO APPLICATION OF ACP TEST

         (a) AGGREGATE LIMIT If one or more Highly Compensated Employees participate in both a cash or deferred arrangement and a plan subject to the ACP test maintained by the Employer and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ADP or ACP of those Highly Compensated Employees who also participate in a cash or deferred arrangement will be reduced (beginning with such Highly Compensated Employee whose ADP or ACP is the highest) as set forth in the Adoption Agreement so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if either the ADP or the ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the non-Highly Compensated Employees.

         (b) INDIVIDUAL AGGREGATION For purposes of this Article, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k) that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each Plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.





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

         (c) PLAN AGGREGATION In the event that this Plan satisfies the requirements of Code Sections 401(a)(4), 401(m), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of the above listed Code Sections only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For plan years beginning after 1989, plans may be aggregated in order to satisfy Code Section 401(m) only if the aggregated plans have the same Plan Year.

         (d) FAMILY MEMBER AGGREGATION For purposes of determining the Contribution percentage of a Participant who is a five-percent owner or one of the ten most highly-paid, Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of Family Members as defined in Paragraph 1.37 of this Plan. Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for Participants who are non-Highly Compensated Employees and for Participants who are Highly Compensated Employees. In the event of repeal of the family aggregation rules under Code Section 414(q)(6), all applications of those rules under this Plan shall cease as of the effective date of such repeal.

         (e) TIMING OF CONTRIBUTIONS For purposes of determining the Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the trust. Matching Contributions and Qualified Non-Elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

         (f) DOCUMENTATION The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, used in such test.

         (g) ADDITIONAL IRS REQUIREMENTS The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         (h) CONTRIBUTION USE LIMITATIONS Qualified Matching Contributions and Qualified Non-Elective Contributions used to satisfy the ADP test may not be used to satisfy the ACP test.





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

                                   ARTICLE XI

                                 ADMINISTRATION


11.1 PLAN ADMINISTRATOR The Employer shall be the named fiduciary and Plan Administrator. These duties shall include:

         (a) appointing the Plan's attorney, accountant, actuary, or any other party needed to administer the Plan,

         (b) directing the Trustee/Custodian with respect to payments from the Fund,

         (c) communicating with Employees regarding their participation and benefits under the Plan, including the administration of all claims procedures,

         (d) filing any returns and reports with the Internal Revenue Service, Department of Labor, or any other governmental agency,

         (e) reviewing and approving any financial reports, investment reviews, or other reports prepared by any party appointed by the Employer under paragraph (a),

         (f) establishing a funding policy and investment objectives consistent with the purposes of the Plan and the Employee Retirement Income Security Act of 1974, and

         (g) construing and resolving any question of Plan interpretation. The Plan Administrator's interpretation of Plan provisions including eligibility and benefits under the Plan is final, and unless it can be shown to be arbitrary and capricious will not be subject to "de novo" review.

11.2 TRUSTEE/CUSTODIAN The Trustee/Custodian shall be responsible for the administration of investments held in the Fund. These duties shall include:

         (a)      receiving contributions under the terms of the Plan,

         (b) making distributions from the Fund in accordance with written instructions received from an authorized representative of the Employer, and

         (c) keeping accurate records reflecting its administration of the Fund and making such records available to the Employer for review and audit. Within 90 days after each Plan Year, and within 90 days after its removal or resignation, the Trustee/Custodian shall file with the Employer an accounting of its administration of the Fund during such year or from the end of the preceding Plan Year to the date of removal or resignation. Such accounting shall include a statement of cash receipts and disbursements since the date of its last accounting and shall contain an asset list showing the fair market value of investments held in the Fund as of the end of the Plan Year. The value of marketable investments shall be determined using the most recent price quoted on a national securities exchange or over the counter market. The value of non-marketable investments shall be determined in the sole judgement of the Trustee/Custodian which determination shall be binding and conclusive. The value of investments in securities or obligations of the Employer in which there is no market shall be determined in the sole judgement of the Employer and the Trustee/Custodian shall have no responsibility with respect to the valuation of such assets. The Employer shall review the Trustee/Custodian's accounting and notify the Trustee/Custodian in the event of its disapproval of the report within 90 days, providing the Trustee/Custodian with a written description of the items in question. The Trustee/Custodian shall have 60 days to provide the Employer with a written explanation of the items in question. If the Employer again disapproves, the Trustee/Custodian shall file its accounting in a court of competent jurisdiction for audit and adjudication.

         (d) employing such agents attorneys or other professionals as the Trustee may deem necessary or advisable in the performance of its duties.

The Trustee's/Custodian's duties shall be limited to those described above. The Employer shall be responsible for any other administrative duties required under the Plan or by applicable law.

11.3 ADMINISTRATIVE FEES AND EXPENSES All reasonable costs, charges and expenses incurred by the Trustee/Custodian in connection with the administration of the Fund and all reasonable costs, charges and expenses incurred by the Plan Administrator in connection with the administration of the Plan (including fees for legal services rendered to the Trustee/Custodian or Plan Administrator) may be paid by the Employer, but if not paid by the Employer when due, shall be paid from the Fund. Such reasonable compensation to the Trustee/Custodian as may be agreed upon from time to time between the Employer and the Trustee/Custodian and such reasonable compensation to the Plan Administrator as may be agreed upon from time to time between the Employer and Plan Administrator may be paid by the Employer, but if not paid by the Employer when due shall be paid by the Fund. The Trustee shall have the right in accordance with the Adopting Employer's administrative procedure to liquidate trust assets to cover its fees. Notwithstanding the foregoing, no compensation other than reimbursement for expenses shall be paid to a Plan Administrator who is the Employer or a full-time Employee of the Employer. In the event any part of the Trust/Custodial Account becomes subject to tax, all taxes incurred will be paid from the Fund unless the Plan Administrator advises the Trustee/Custodian not to pay such tax.

11.4     DIVISION OF DUTIES AND INDEMNIFICATION

         (a) The Trustee/Custodian shall have the authority and discretion to manage and govern the Fund to the extent provided in this instrument, but does not guarantee the Fund in any manner against investment loss or depreciation in asset value, or guarantee the adequacy of the Fund to meet and discharge all or any liabilities of the Plan.

         (b) The Trustee/Custodian shall not be liable for the making, retention or sale of any investment or reinvestment made by it, as herein provided, or for any loss to, or diminution of the Fund, or for any other loss or damage which may result from the discharge of its duties hereunder except to the extent it is judicially determined that the Trustee/Custodian has failed to exercise the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character with like aims.

         (c) The Employer warrants that all directions issued to the Trustee/Custodian by it or the Plan Administrator will be in accordance with the terms of the Plan and not contrary to the provisions of the Employee Retirement Income Security Act of 1974 and regulations issued thereunder.

         (d) The Trustee/Custodian shall not be answerable for any action taken pursuant to any direction, consent, certificate, or other paper or document on the belief that the same is genuine and signed by the proper person. All directions by the Employer, Participant or the Plan Administrator shall be in writing. The Employer shall deliver to the Trustee/Custodian certificates evidencing the individual or individuals authorized to act as set forth in the Adoption Agreement or as the Employer may subsequently inform the Trustee/Custodian in writing and shall deliver to the Trustee/Custodian specimens of their signatures.

         (e) The duties and obligations of the Trustee/Custodian shall be limited to those expressly imposed upon it by this instrument or subsequently agreed upon by the parties. Responsibility for administrative duties required under the Plan or applicable law not expressly imposed upon or agreed to by the Trustee/Custodian, shall rest solely with the Employer.

         (f) The Trustee shall be indemnified and saved harmless by the Employer from and against any and all liability to which the Trustee/Custodian may be subjected, including all expenses reasonably incurred in its defense, for any action or failure to act resulting from compliance with the instructions of the Employer, the employees or agents of the Employer, the Plan Administrator, or any other fiduciary to the Plan, and for any liability arising from the actions or non-actions of any predecessor Trustee/Custodian or fiduciary or other fiduciaries of the Plan.

         (g) The Trustee/Custodian shall not be responsible in any way for the application of any payments it is directed to make or for the adequacy of the Fund to meet and discharge any and all liabilities under the Plan.

         (h) The Trustee/Custodian shall not be responsible in any way for any actions taken, or failure to act by a prior Trustee/Custodian under a prior document. The Employer shall indemnify and hold harmless the Trustee/Custodian for such prior Trustee/Custodian acts or inaction for any periods applicable, including periods for which the Trustee/Custodian must restate the Plan retroactively to comply with any tax law or regulations thereunder.

                                  ARTICLE XII

                          TRUST FUND/CUSTODIAL ACCOUNT


12.1     THE FUND The Fund shall consist of all contributions made under
Article III and Article IV of the Plan and the investment thereof and earnings thereon. All contributions and the earnings thereon less payments made under the terms of the Plan, shall constitute the Fund. The Fund shall be administered as provided in this document.

12.2 CONTROL OF PLAN ASSETS The assets of the Fund or evidence of ownership shall be held by the Trustee/Custodian under the terms of the Plan and Trust/Custodial Account. If the assets represent amounts transferred from another trustee/custodian under a former plan, the Trustee/Custodian named hereunder shall not be responsible for any actions of the prior fiduciary including the review of the propriety of any investment under the former plan. Such review shall be the responsibility of the Employer.

12.3 EXCLUSIVE BENEFIT RULES No part of the Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants, former Participants with a vested interest, and the beneficiary or beneficiaries of deceased Participants having a vested interest in the Fund at death.

12.4 ASSIGNMENT AND ALIENATION OF BENEFITS No right or claim to, or interest in, any part of the Fund, or any payment from the Fund, shall be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind. The Trustee/Custodian shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute, or anticipate the same, except to the extent required by law. The preceding sentences shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a Qualified Domestic Relations Order, as defined in Code Section 414(p), or any domestic relations order entered before January 1, 1985 which the Plan attorney and Plan Administrator deem to be qualified.

12.5 DETERMINATION OF QUALIFIED DOMESTIC RELATIONS ORDER (QDRO) A domestic relations order shall specifically state all of the following in order to be deemed a Qualified Domestic Relations Order ("QDRO"):

         (a) The name and last known mailing address (if any) of the Participant and of each alternate payee covered by the QDRO. However, if the QDRO does not specify the current mailing address of the alternate payee, but the Plan Administrator has independent knowledge of that address, the QDRO will still be valid.

         (b) The dollar amount or percentage of the Participant's benefit to be paid by the Plan to each alternate payee, or the manner in which the amount or percentage will be determined.

         (c)      The number of payments or period for which the order applies.

         (d) The specific plan (by name) to which the domestic relations order applies.

The domestic relations order shall not be deemed a QDRO if it requires the Plan to provide:

         (e) any type or form of benefit, or any option not already provided for in the Plan;

         (f) increased benefits, or benefits in excess of the Participant's vested rights;

         (g) payment of a benefit earlier than allowed by the Plan's earliest retirement provisions or in the case of a profit-sharing plan, prior to the allowability of in-service withdrawals, or

         (h) payment of benefits to an alternate payee which are required to be paid to another alternate payee under another QDRO.

Promptly, upon receipt of a domestic relations order ("Order") which may or may not be "Qualified", the Plan Administrator shall notify the Participant and any alternate payee(s) named in the Order of such receipt, and include a copy of this paragraph 12.5. The Plan Administrator shall then forward the Order to the Plan's legal counsel for an opinion as to whether or not the Order is in fact "Qualified" as defined in Code Section 414(p). Within a reasonable time after receipt of the Order, not to exceed 60 days, the Plan's legal counsel shall make a determination as to its "Qualified" status and the Participant and any alternate payee(s) shall be promptly notified in writing of the determination.

If the "Qualified" status of the Order is in question, there will be a delay in any payout to any payee including the Participant, until the status is resolved. In such event, the Plan Administrator shall segregate the amount that would have been payable to the alternate payee(s) if the Order had been deemed a QDRO. If the Order is not Qualified, or the status is not resolved (for example, it has been sent back to the Court for clarification or modification) within 18 months beginning with the date the first payment would have to be made under the Order, the Plan Administrator shall pay the segregated amounts plus interest to the person(s) who would have been entitled to the benefits had there been no Order. If a determination as to the Qualified status of the Order is made after the 18-month period described above, then the Order shall only be applied on a prospective basis. If the Order is determined to be a QDRO, the Participant and alternate payee(s) shall again be notified promptly after such determination. Once an Order is deemed a QDRO, the Plan Administrator shall pay to the alternate payee(s) all the amounts due under the QDRO, including segregated amounts plus interest which may have accrued during a dispute as to the Order's qualification.

Unless specified otherwise in the Adoption Agreement, the earliest retirement age with regard to the Participant against whom the QDRO is entered shall be the date the Order is deemed Qualified. This will only allow distributions to alternate payee(s) and not to the Participant.

                                  ARTICLE XIII

                                  INVESTMENTS


13.1 FIDUCIARY STANDARDS The Trustee/Custodian shall invest and reinvest principal and income in the same Fund in accordance with the investment objectives established by the Employer, provided that:

         (a) such investments are prudent under the Employee Retirement Income Security Act of 1974 and the regulations thereunder,

         (b) such investments are sufficiently diversified or otherwise insured or guaranteed to minimize the risk of large losses, and

         (c) such investments are similar to those which would be purchased by another professional money manager for a like plan with similar investment objectives.

13.2 FUNDING ARRANGEMENT The Employer shall, in the Adoption Agreement, appoint the Sponsor to serve as either Trustee or Custodian of the Fund. If the Sponsor is appointed Trustee, the Fund shall be invested in any of the alternatives available to the Trustee under paragraph 13.3 herein. If the Sponsor is appointed Custodian, the Fund shall be invested only in the alternatives available to the Custodian under paragraph 13.4 herein.

13.3 INVESTMENT ALTERNATIVES OF THE TRUSTEE The Trustee shall implement an investment program based on the Employer's investment objectives and the Employee Retirement Income Security Act of 1974. In addition to powers given by law, the Trustee may:

         (a) invest the Fund in any form of property, including common and preferred stocks, exchange traded put and call options, bonds, money market instruments, mutual funds (including funds for which the Sponsor, Trustee or its affiliates serve as investment advisor or any other such capacity), savings accounts, certificates of deposit, Treasury bills, insurance policies and contracts, or in any other property, real or personal, having a ready market including securities issued by the Trustee and/or affiliates of the Trustee. The Trustee may invest in its own deposits and, if applicable, those of affiliates, which bear a reasonable interest rate. No portion of any Qualified Voluntary Contribution, or the earnings thereon, may be invested in life insurance contracts or, as with any Participant-directed investment, in tangible personal property characterized by the IRS as a collectible,

         (b) transfer any assets of the Fund to a group or collective trust established to permit the pooling of funds of separate pension and profit-sharing trusts, provided the Internal Revenue Service has ruled such group or collective trust to be qualified under Code Section 401(a) and exempt under Code
                  Section 501(a) (or the applicable corresponding provision of any other Revenue Act) or to any other common, collective, or commingled trust fund which has been or may hereafter be established and maintained by the

                  Trustee and/or affiliates of the Trustee. Such commingling of assets of the Fund with assets of other qualified trusts is specifically authorized, and to the extent of the investment of the Fund in such a group or collective trust, the terms of the instrument establishing the group or collective trust shall be a part hereof as though set forth herein,

         (c) invest up to 100% of the Fund in the common stock, debt obligations, or any other security issued by the Employer or by an affiliate of the Employer within the limitations provided under Sections 406, 407, and 408 of the Employee Retirement Income Security Act of 1974 and further provided that such investment does not constitute a prohibited transaction under Code Section 4975. Any such investment in Employer securities shall only be made upon written direction by the Employer who shall be solely responsible for propriety of such investment,

                  Voting and Tendering of Stock The shares of Employer stock which have been allocated to Participants' accounts shall be voted or tendered, as applicable, by the Trustee in accordance with the written directions provided by the Plan Administrator which are given pursuant to the Participants' written instructions. The Trustee shall vote or tender, as applicable, any unallocated Employer stock, and allocated but unvoted Employer stock, in accordance with the written direction received from the Plan Administrator. Whenever such voting or tendering rights are to be exercised, the Plan Administrator shall be responsible for ensuring that all Participants are provided with adequate opportunity to deliver their instructions to the Plan Administrator regarding the voting or tendering of Employer stock allocated to their Accounts. The Participants' instructions with respect to the voting or tendering of allocated shares hereunder shall be confidential.

         (d) hold cash uninvested and deposit same with any banking or savings institution, including its own banking department, or the banking department of an affiliate,

         (e) join in or oppose the reorganization, recapitalization, consolidation, sale or merger of corporations or properties, including those in which it is interested as Trustee, upon such terms as it deems wise,

         (f)      hold investments in nominee or bearer form,

         (g) vote proxies and if appropriate pass them on to any investment manager which may have directed the investment in the equity giving rise to the proxy,

         (h) exercise all ownership rights with respect to assets held in the Fund.

13.4 INVESTMENT ALTERNATIVES OF THE CUSTODIAN The Custodian shall be depository of all or part of the Fund and shall, at the direction of the Trustee hold any assets received from the Trustee or its agents. The Custodian shall receive and deliver assets as instructed by the Trustee or its agents. To the extent that the Custodian holds title to Plan assets and such ownership requires action on the part of the registered owner, such action will be taken by the Custodian only upon receipt of specific instructions from the Trustee or its agents. Proxies shall be voted by or pursuant to the express direction of the Trustee or authorized agent of the Trustee. As Custodian, the Sponsor shall not give any investment advice, including any opinion on the prudence of directed investments. The Employer and Trustee and the agents thereof assume all responsibility for adherence to fiduciary standards under the Employee Retirement Income Security Act of 1974 (ERISA) and all amendments thereof, and regulations thereunder.

13.5 PARTICIPANT LOANS If agreed upon by the Trustee and permitted by the Employer in the Adoption Agreement, Participant Loans will be permitted in the Employer's Plan. A Plan Participant may make application only to the Employer to request a loan from the Fund. The Employer shall have the sole right to approve or disapprove a Participant's application provided that loans shall be made available to all Participants and beneficiaries on a reasonably equivalent basis. Loans shall not be made available to highly compensated employees [as defined in Code Section 414(q)] in an amount greater than the amount made available to other Employees. Any loan granted under the Plan shall be made subject to the following rules:

         (a) LIMITATIONS No loan, when aggregated with any outstanding Participant loans under the Employer's Plan(s), shall exceed the lesser of (i) $50,000 reduced by the excess, if any, of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made or (ii) one-half of the fair market value of a Participant's Vested Account Balance built up from Employer Contributions, Voluntary Contributions, and Rollover Contributions. If the Participant's Vested Account Balance is $20,000 or less, the maximum loan shall not exceed the lesser of $10,000 or 100% of the Participant's Vested Account Balance. For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in Code Sections 414(b), 414(c), 414(m), and 414(o) are aggregated. An assignment or pledge of any portion of the Participant's interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this paragraph.

         (b) APPLICATION All applications must be made on forms provided by the Employer and must be signed by the Participant.

         (c) INTEREST Any loan under this Plan shall bear interest at a rate reasonable at the time of application, considering the purpose of the loan and the rate being charged by representative commercial banks in the local area for a similar loan unless the Employer sets forth a different method for determining loan interest rates in its loan procedures, such as using the prime rate or some other rate based on the prime rate. The loan agreement shall also provide that the payment of principal and interest be amortized in level payments not less frequently than quarterly.





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

         (d) TERM The term of such loan shall not exceed five years except in the case of a loan for the purpose of acquiring any house, apartment, condominium, or mobile home (not used on a transient basis) which is used or is to be used within a reasonable time as the principal residence of the Participant. The term of such loan shall be determined by the Employer considering the maturity dates quoted by representative commercial banks in the local area for a similar loan.

         (e) ACCOUNTING The principal and interest paid by a Participant on his or her loan shall be credited to the Fund in the same manner as for any other Plan investment. If elected in the Adoption Agreement, loans may be treated as segregated investments of the individual Participants. This provision is not available if its election will result in discrimination in operation of the Plan.

         (f) SPOUSAL CONSENT If a Participant's loan application is approved by the Employer, such Participant shall be required to sign a note, loan agreement, and assignment of one-half of his or her interest in the Fund as collateral for the loan. In all plans except safe-harbor profit-sharing plans under paragraph 8.7, the Participant must obtain the consent of his or her Spouse, if any, within the 90 day period before the time his or her account balance is used as security for the loan. A new consent is required if the account balance is used for any renegotiation, extension, renewal or other revision of the loan, including an increase in the amount thereof. The consent must be written, must acknowledge the effect of the loan, and must be witnessed by a plan representative or notary public. Such consent shall subsequently be binding with respect to the consenting Spouse or any subsequent Spouse.

         (g) SECURITY If a valid Spousal consent has been obtained, then, notwithstanding any other provision of this Plan, the portion of the Participant's Vested Account Balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's vested account balance (determined without regard to the preceding sentence) is payable to the Surviving Spouse, then the account balance shall be adjusted by first reducing the Vested Account Balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the Surviving Spouse.

         (h) ADDITIONAL SECURITY The Employer may also require additional collateral in order to adequately secure the loan.

         (i) ACCELERATION OF MATURITY A Participant's loan shall immediately become due and payable if such Participant terminates employment for any reason or fails to make a principal and/or interest payment as provided in the loan agreement. If such Participant terminates employment, the Employer shall immediately request payment of principal and interest on the loan. If the Participant refuses payment following termination, the Employer shall reduce the Participant's Vested Account Balance by the remaining principal and interest on his or her loan. If the Participant's Vested Account Balance is less than the amount due, the Employer shall take whatever steps are necessary to collect the balance due directly from the Participant. However, no distribution of the Participant's note or attachment of the Participant's account balance will occur until a distributable event occurs in the Plan.

         (j) RESTRICTIONS No loans will be made to Owner-Employees (as defined in paragraph 1.51) or Shareholder-Employees (as defined in paragraph 1.74), unless the Employer obtains a prohibited transaction exemption from the Department of Labor.

13.6 INSURANCE POLICIES If agreed upon by the Trustee and approved by the Employer in the Adoption Agreement, Employees may elect the purchase of life insurance policies under the Plan. If elected, the maximum annual premium for a whole life policy shall not exceed 50% of the aggregate Employer contributions allocated to the account of a Participant. For profit-sharing plans the 50% test need only be applied against Employer contributions which are not Elective Deferrals, Qualified Matching Contributions or Qualified Non-Elective Contributions allocated in the last two years. Whole life policies are policies with both nondecreasing death benefits and nonincreasing premiums. The maximum annual premium for term contracts or universal life policies and all other policies which are not whole life shall not exceed 25% of aggregate Employer contributions allocated to the account of a Participant. The two year rule for profit-sharing plans again applies. The maximum annual premiums for a Participant with both a whole life and a term contract or universal life policies shall be limited to one-half of the whole life premium plus the term premium but shall not exceed 25% of the aggregate Employer contributions allocated to the account of a Participant, subject to the two year rule for profit-sharing plans. Any policies purchased under this Plan shall be held subject to the following rules:

         (a) OWNER The Trustee shall be applicant and owner of any policies issued hereunder.

         (b) NONTRANSFERABLE CONTRACTS All policies or contracts purchased, shall be endorsed as nontransferable, and must provide that proceeds will be payable to the Trustee; however, the Trustee shall be required to pay over all proceeds of the contracts to the Participant's Designated Beneficiary in accordance with the distribution provisions of this Plan. Under no circumstances shall the Trust retain any part of the proceeds.

         (c) BENEFICIARY Each Participant shall be entitled to designate a beneficiary under the terms of any contract issued; however, such designation will be given to the Trustee which must be the named beneficiary on any policy. Such designation shall remain in force, until revoked by the Participant, by filing a new beneficiary form with the Trustee. A Participant's Spouse will be the Designated Beneficiary of the proceeds in all circumstances unless a Qualified Election has been made in accordance with paragraph 8.4. The beneficiary of a deceased Participant shall receive, in addition to the proceeds of the Participant's policy or policies, the amount credited to such Participant's investment account.

         (d) UNINSURABLE PARTICIPANT A Participant who is uninsurable or insurable at substandard rates, may elect to receive a reduced amount of insurance, if available, or may waive the purchase of any insurance.

         (e) DIVIDENDS Any dividends, credits earned or other returns received on any policy or contract purchased, shall be applied to reduce the next premium due on such Participant's insurance contract or policy, or if no further premium is due, such amount shall be credited to the Fund as part of the account of the Participant for whom the policy or contract is held.

         (f) PREMIUMS If Employer contributions are inadequate to pay all premiums on all insurance policies, the Trustee may, at the option of the Employer, utilize other amounts remaining in each Participant's account to pay the premiums on his or her respective policy or policies, allow the policies to lapse, reduce the policies to a level at which they may be maintained, or borrow against the policies on a prorated basis, provided that the borrowing does not discriminate in favor of the policies on the lives of Officers, Shareholders, and highly compensated Employees.

         (g) TERMINATION OF EMPLOYMENT On retirement or termination of employment of a Participant, the Employer shall direct the Trustee to cash surrender the Participant's policy and credit the proceeds to his or her account for distribution under the terms of the Plan. However, before so doing, the Employer shall direct the Trustee to first offer to transfer ownership of the policy to the Participant in exchange for payment by the Participant of the cash value of the policy at the time of transfer. Such payment shall be credited to the Participant's account for distribution under the terms of the Plan. All distributions resulting from the application of this paragraph shall be subject to the Joint and Survivor Annuity Rules of
                  Article VIII, if applicable.

         (h) ADMINISTRATION The Employer shall be solely responsible to see that these insurance provisions are administered properly and that if there is any conflict between the provisions of this Plan and any insurance contracts issued that the terms of this Plan will control.

13.7 EMPLOYER INVESTMENT DIRECTION If agreed upon by the Trustee and approved by the Employer in the Adoption Agreement, the Employer shall have the right to direct the Trustee with respect to investments of the Fund, may appoint an investment manager (registered as an investment advisor under the Investment Advisors Act of 1940) to direct investments, or may give the Trustee sole investment management responsibility. The Employer may purchase and sell interests in a registered investment company (i.e., mutual funds) for which the Sponsor, its parent, affiliates, or successors, may serve as investment advisor and receive compensation from the registered investment company for its services as investment advisor. The Employer shall advise the Trustee in writing regarding the retention of investment powers, the appointment of an investment manager, or the delegation of investment powers to the Trustee. Any investment directive under this Plan shall be made in writing by the Employer or investment manager, as the case may be. In the absence of such written directive, the Trustee shall automatically invest the available cash in its discretion in an appropriate interim investment until specific investment directions are received. Such instructions regarding the delegation of investment responsibility shall remain in force until revoked or amended in writing. The Trustee shall not be responsible for the propriety of any directed investment made and shall not be required to consult with or advise the Employer regarding the investment quality of any directed investment held hereunder. If the Employer fails to designate an investment manager, the Trustee shall have full investment authority. If the Employer does not issue investment directions, the Trustee shall have authority to invest the Fund in its sole discretion. While the Employer may direct the Trustee with respect to Plan investments, the Employer may not:

         (a) borrow from the Fund or pledge any of the assets of the Fund as security for a loan,

         (b) buy property or assets from or sell property or assets to the Fund,

         (c)      charge any fee for services rendered to the Fund, or

         (d)      receive any services from the Fund on a preferential basis.

13.8 EMPLOYEE INVESTMENT DIRECTION If agreed to by the Trustee and approved by the Employer in the Adoption Agreement, Participants shall be given the option to direct the investment of their personal contributions and their share of the Employer's contribution among alternative investment funds established as part of the overall Fund. The Employee may have the Trustee purchase and sell for his or her account, shares of registered investment companies (i.e. mutual funds) for which the Sponsor, its parent, affiliates, or successors, may serve as investment advisor and receive compensation from the registered investment company for its services as investment advisor. Unless otherwise specified by the Employer in the Adoption Agreement, a Participant's directions shall be limited to the following investments (or such other investments as the Trustee may expressly approve): (1) registered securities obtainable through any brokerage house mutually designated by the Participant and the Trustee, either "over-the-counter" or on a registered national exchange;
(2) any insurance or endowment policy issued by a corporation subject to the supervision of the insurance commissioner, bank commissioner, or any agency or officer performing like functions, of any state or territory of the United States or the District of Columbia; (3) savings accounts or deposits with the Sponsor, or its affiliates, or, with the Trustee's approval, with a similar financial institution supervised by the United States or a state--all such deposits to bear a reasonable rate of interest; (4) shares of investment companies registered under the Investment Company Act of 1940, as amended; or any combination of the above. The Participant may direct the Trustee to leave earnings on any securities so obtained with the designated brokerage house for reinvestment in accordance with the instructions of the Participant, or the Participant may direct that earnings on such securities be invested in a savings account under option (3) above. If a Participant fails to direct the Trustee as to the investment of any portion of his account that is held by the Trustee and which is subject to direction of investment by the Participant, that portion of his account shall be held in a money market, a savings account or such other investment alternative which primary objective is the preservation of principal by the Trustee until such time as the Trustee receives an effective investment direction for such portion. The Trustee shall have no duty to inquire into or to invest that portion of the Participant's account that may be held with a broker or any person other than the Trustee. The right to direct investments under this Section shall be the sole and exclusive power granted to Participants. If investments outside the Trustee's control are allowed, Participants may not direct that investments be made in collectibles, other than U.S. Government or State issued gold and silver coins. The exercise of investment directions by a Participant shall not cause such a Participant to be a fiduciary solely by reason of such exercise, and neither the Trustee nor any other fiduciary of this Plan shall be liable for any loss, or by reason of any breach, which results from such Participant's exercise of investment directions. In its discretion, in the case of Plan assets that are subject to investment direction by Participants, the Trustee is hereby authorized to enter into a custodial and investment direction arrangement with a brokerage firm, under which arrangement: a Participant may transmit an investment instruction directly to such broker; the Trustee is notified of such transaction by wire and receives a broker's advice upon consummation of the trade; a portion of the assets of the Participant's account may be kept on deposit in the brokerage account maintained for such Participant, and is not reflected on the records of the Trustee; the Trustee and Participant receive a monthly statement of assets and transactions from the broker. Under said arrangement, the brokerage firm is hereby designated as the person charged with the responsibility of holding the assets of the Participant's account that is in the custody of the brokerage firm. All investment direction arrangements with brokerage firms that are outstanding under the Sponsor's Prototype Plan and Trust shall continue to apply hereunder until modified or rescinded. The following rules shall apply to the administration of such funds:

         (a) At the time an Employee becomes eligible for the Plan, he or she shall complete an investment designation form stating the percentage of his or her contributions to be invested in the available funds.

         (b) A Participant may change his or her election with respect to future contributions by filing a new investment designation form with the Employer in accordance with the procedures established by the Plan Administrator.

         (c) A Participant may elect to transfer all or part of his or her balance from one investment fund to another by filing an investment designation form with the Employer in accordance with the procedures established by the Plan Administrator.

         (d) The Employer shall be responsible when transmitting Employee and Employer contributions to show the dollar amount to be credited to each investment fund for each Employee.

         (e) Except as otherwise provided in the Plan, neither the Trustee, nor the Employer, nor any fiduciary of the Plan shall be liable to the Participant or any of his or her beneficiaries for any loss resulting from action taken at the direction of the Participant.

                                  ARTICLE XIV

                              TOP-HEAVY PROVISIONS


14.1 APPLICABILITY OF RULES If the Plan is or becomes Top-Heavy in any Plan Year beginning after 1983, the provisions of this Article will supersede any conflicting provisions in the Plan or Adoption Agreement.

14.2 MINIMUM CONTRIBUTION Notwithstanding any other provision in the Employer's Plan, for any Plan Year in which the Plan is Top-Heavy or Super Top-Heavy, the aggregate Employer contributions and forfeitures allocated on behalf of any Participant other than a Key Employee (without regard to any Social Security contribution) under this Plan and any other Defined Contribution Plan of the Employer shall be the lesser of 3% of such Participant's Compensation or (if the Employer has no Defined Benefit Plan which designates this Plan to satisfy Code Section 401) the largest percentage of Employer contributions and forfeitures, as a percentage of the first $200,000 as adjusted under Code Section 415(d) of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year. For Plan Years beginning on or after January 1, 1994, the Compensation amount shall be revised to $150,000 as adjusted under Code Section 415(d).

Each Participant who is employed by the Employer on the last day of the Plan Year shall be entitled to receive an allocation of the Employer's minimum contribution for such Plan Year. The minimum allocation applies even though under other Plan provisions the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because the Participant fails to make Voluntary Contributions or Elective Deferrals to the Plan, or the Participant receives no Employer contribution because of the Participant's failure to make any Employee contributions, the Participant's Compensation is less than a stated amount, or the Participant fails to complete 1,000 Hours of Service (or such lesser number designated by the Employer in the Adoption Agreement) during the Plan Year. A Paired profit-sharing plan designated to provide the minimum Top-Heavy contribution must do so regardless of profits. An Employer may make the minimum Top-Heavy contribution available to all Participants or just non-Key Employees. Unless the Employer specifies otherwise in the Adoption Agreement, the minimum Top-Heavy contribution will be allocated to the accounts of all eligible Participants even if they are Key Employees.

For purposes of computing the minimum allocation, Compensation shall mean Compensation under Code Section 1.12(c) of the Plan.

The Top-Heavy minimum contribution does not apply to any Participant to the extent the Participant is covered under any other plan(s) of the Employer and the Employer has provided in the Adoption Agreement that the minimum allocation or benefit requirements applicable to Top-Heavy Plans will be met in the other plan(s).

If a Key Employee makes an Elective Deferral or has an allocation of Matching contributions made to his or her account, a Top-Heavy minimum will be required for all non-Key Employees who are Participants. However, neither Elective Deferrals by nor Matching Contributions to non-Key Employees may be taken into account for purposes of satisfying the Top-Heavy minimum contribution requirement.

14.3 MINIMUM VESTING For any Plan Year in which this Plan is Top-Heavy, the minimum vesting schedule elected by, or deemed elected by, the Employer in the Adoption Agreement will automatically apply to the Plan. If the vesting schedule selected by the Employer in the Adoption Agreement is less liberal than the allowable schedule, the schedule will automatically be modified. If the vesting schedule under the Employer's Plan shifts in or out of the Top-Heavy schedule for any Plan Year, such shift is an amendment to the vesting schedule and the election in paragraph 9.8 of the Plan applies. The minimum vesting schedule applies to all accrued benefits within the meaning of Code Section 411(a)(7) except those attributable to Employee contributions, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became Top-Heavy. Further, no reduction in vested benefits may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, this paragraph does not apply to the account balances of any Employee who does not have an Hour of Service after the Plan initially becomes Top-Heavy and such Employee's account balance attributable to Employer contributions and forfeitures will be determined without regard to this paragraph.

14.4 LIMITATIONS ON ALLOCATIONS In any Plan Year in which the plan is Top-Heavy, the denominators of the Defined Benefit Fraction (as defined in paragraph 1.16) and Defined Contribution Fraction (as defined in paragraph 1.19) shall be computed using 100% of the dollar limitation instead of 125%. For Paired Plans, each of the plans must benefit the same Participants (or the same Participants must be eligible to make Elective Deferrals in the event one plan is a Code Section 401(k) Cash or Deferred Savings Plan) in order to insure that only one plan need provide the Top-Heavy minimum contribution. In the event eligibility and participation of Employees differs, minimums will be required under both of the Paired Plans.

                                   ARTICLE XV

                           AMENDMENT AND TERMINATION


15.1 AMENDMENT BY SPONSOR The Sponsor may amend any or all provisions of this Plan and Trust/Custodial Account at any time without obtaining the approval or consent of any Employer which has adopted this Plan and Trust/Custodial Account provided that no amendment shall authorize or permit any part of the corpus or income of the Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries, or eliminate an optional form of distribution. For purposes of Plan Sponsor amendments, the mass-submitter shall be recognized as the agent of the Plan Sponsor. If the Plan Sponsor does not adopt the amendments made by the mass-submitter, the Plan will no longer be identical to or a minor modifier of the mass-submitter plan.

15.2 AMENDMENT BY EMPLOYER The Employer may amend any option in the Adoption Agreement, and may include language as permitted in the Adoption Agreement,

         (a)      to satisfy Code Section 415, or

         (b)      to avoid duplication of minimums under Code Section 416

because of the required aggregation of multiple plans.

The Employer may add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed plan for which the Employer must obtain a separate determination letter. No amendment to the Plan shall change or modify the Trustee/Custodian's duties unless either approved by the Trustee/Custodian or required by law.

If the Employer amends the Plan and Trust/Custodial Account other than as provided above, including providing for a waiver of minimum funding under Code
Section 412(d), the Employer's Plan shall no longer participate in this Prototype Plan and will be considered an individually designed plan for which the Employer must obtain a separate determination letter. In such event, all references to the institution as Plan Sponsor shall be deemed null and void since the Employer will become the Plan Sponsor of the Plan as it shall be deemed individually drafted.

15.3 TERMINATION Employers shall have the right to terminate their Plans upon 60 days notice in writing to the Trustee/Custodian. If the Plan is terminated, partially terminated, or if there is a complete discontinuance of contributions under a profit-sharing plan maintained by the Employer, all amounts credited to the accounts of Participants shall vest and become nonforfeitable. In the event of a partial termination, only those Participants who are affected by such partial termination shall become fully vested. In the event of termination, the Employer shall direct the

Trustee/Custodian with respect to the distribution of accounts to or for the exclusive benefit of Participants or their beneficiaries. The Trustee/Custodian shall dispose of the Fund in accordance with the written directions of the Plan Administrator, provided that no liquidation of assets and payment of benefits, (or provision therefor), shall actually be made by the Trustee/Custodian until after it is established by the Employer in a manner satisfactory to the Trustee/Custodian, that the applicable requirements, if any, of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code governing the termination of employee benefit plans, have been or are being, complied with, or that appropriate authorizations, waivers, exemptions, or variances have been, or are being obtained.

15.4 QUALIFICATION OF EMPLOYER'S PLAN If the adopting Employer fails to attain or retain Internal Revenue Service qualification, such Employer's Plan shall no longer participate in this Prototype Plan and will be considered an individually designed plan.

15.5     MERGERS AND CONSOLIDATIONS

         (a) In the case of any merger or consolidation of the Employer's Plan with, or transfer of assets or liabilities of the Employer's Plan to, any other plan, Participants in the Employer's Plan shall be entitled to receive benefits immediately after the merger, consolidation, or transfer which are equal to or greater than the benefits they would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

         (b) Any corporation into which the Trustee/Custodian or any successor trustee/custodian may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee/Custodian or any successor trustee/custodian may be a party, or any corporation to which all or substantially all the trust business of the Trustee/Custodian or any successor trustee/custodian may be transferred, shall be the successor of such Trustee/Custodian without the filing of any instrument or performance of any further act, before any court.

15.6 RESIGNATION AND REMOVAL The Trustee/Custodian may resign by written notice to the Employer which shall be effective 60 days after delivery. The Employer may discontinue its participation in this Prototype Plan and Trust/Custodial Account effective upon 60 days written notice to the Sponsor. In such event the Employer shall, prior to the effective date thereof, amend the Plan to eliminate any reference to this Prototype Plan and Trust/Custodial Account and appoint a successor trustee or custodian or arrange for another funding agent. The Trustee/Custodian shall deliver the Fund to its successor on the effective date of the resignation or removal, or as soon thereafter as practicable, provided that this shall not waive any lien the Trustee/Custodian may have upon the Fund for its compensation or expenses. If the Employer fails to amend the Plan and appoint a successor trustee, custodian, or other funding agent within the said 60 days, or such longer period as the Trustee/Custodian may specify in writing, the Plan shall be deemed individually designed and the Employer shall be deemed the successor trustee/custodian. The Employer must then obtain its own determination letter.

15.7 QUALIFICATION OF PROTOTYPE The Sponsor intends that this Prototype Plan will meet the requirements of the Code as a qualified Prototype Retirement Plan and Trust/Custodial Account. Should the Commissioner of Internal Revenue or any delegate of the Commissioner at any time determine that the Plan and Trust/Custodial Account fails to meet the requirements of the Code, the Sponsor will amend the Plan and Trust/Custodial Account to maintain its qualified status.

                                  ARTICLE XVI

                                 GOVERNING LAW


Construction, validity and administration of the Prototype Plan and Trust/Custodial Account, and any Employer Plan and Trust/Custodial Account as embodied in the Prototype document and accompanying Adoption Agreement, shall be governed by Federal law to the extent applicable and to the extent not applicable by the laws of the State/Commonwealth in which the principal office of the Sponsor is located.